UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Aaron’s, Inc.

(Name of the Registrant as Specified In Its Charter)

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Aaron’s, Inc.

309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held December 7, 2010

A Special Meeting of Shareholders of Aaron’s, Inc. (the “Company”), will be held on December 7, 2010, at 2:00 p.m., Eastern Time, at the Company’s headquarters at 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377. Shareholders will consider and take action on the following matters:

(1) The amendment and restatement of our Amended and Restated Articles of Incorporation to convert all shares of Common Stock into Class A Common Stock, remove the current class of Common Stock, rename the current class of Class A Common Stock as Common Stock, eliminate certain obsolete provisions of our existing Amended and Restated Articles of Incorporation relating to our dual-class common stock structure and amend the number of authorized shares to be 225,000,000 total shares;

(2) The amendment of our bylaws to establish a classified Board of Directors with three classes of directors each to serve a three-year term;

(3) The amendment of our bylaws to provide that vacancies on our Board of Directors shall only be filled by our Board of Directors;

(4) The amendment of our bylaws to reduce the default approval threshold required for matters submitted to shareholders for a vote; and

(5) Such other matters as may properly come before the meeting or any adjournment thereof.

Information relating to the above items is set forth in the Proxy Statement attached to this notice.

Only shareholders of record of the Class A Common Stock at the close of business on October 28, 2010 (the “Record Date”) and, with respect to the first proposal only, shareholders of record of the Common Stock at the close of business on the Record Date, are entitled to vote at the meeting.

BY ORDER OF THE BOARD OF
DIRECTORS

JAMES L. CATES
Senior Group Vice President
and Corporate Secretary
Atlanta, Georgia
November 3, 2010

PLEASE COMPLETE AND
RETURN THE ENCLOSED PROXY CARD PROMPTLY,
OR SUBMIT YOUR PROXY BY INTERNET OR
TELEPHONE AS DESCRIBED ON YOUR PROXY CARD,
SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
IF YOU DO NOT ATTEND PERSONALLY.
No postage is required if mailed
in the United States in the accompanying envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON DECEMBER 7, 2010.

The proxy statement is available at:
www.aaronsinc.com/proxy.

Aaron’s, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
To Be Held December 7, 2010

QUESTIONS AND ANSWERS

What does this proxy statement and the enclosed proxy relate to?

The enclosed proxy is being solicited by the Board of Directors of Aaron’s, Inc. (the ‘‘Company”) for use at a Special Meeting of Shareholders to be held on December 7, 2010 (the ‘‘Special Meeting”), and any adjournment or postponement of the Special Meeting.

References to “we,” “our,” “us,” the “Company” or “Aaron’s” refer to Aaron’s, Inc.

On what matters am I voting?

If you were a shareholder of record of our Class A Common Stock or our Common Stock on the Record Date, you will be asked to vote on the proposal to:

(1) amend and restate our Amended and Restated Articles of Incorporation to effect a reclassification of each outstanding share of Common Stock into one share of Class A Common Stock and to rename the Class A Common Stock as “Common Stock,” to eliminate certain obsolete provisions relating to our prior dual-class common stock structure, and to amend the number of authorized shares to be 225,000,000 total shares (the aggregate of the current number of authorized shares of Common Stock and Class A Common Stock) (the “Capital Simplification” proposal). The text of the proposed Amended and Restated Articles of Incorporation that we are asking you to approve, marked to show changes to our current Amended and Restated Articles of Incorporation, is included as Appendix A to this document.

If you were a shareholder of record of our Class A Common Stock on the Record Date, you will also be asked to vote on the proposals to:

(2) amend our bylaws to provide for a classified Board of Directors consisting of three classes, with terms of three years each (the “Board Classification” proposal);

(3) amend our bylaws to provide that vacancies on our Board of Directors shall only be filled by the directors (the “Vacancy” proposal); and

(4) amend our bylaws to reduce the default approval threshold required for matters submitted to shareholders for a vote (the “Voting” proposal).

Our Board of Directors is not aware of any other matters to be presented for action at the Special Meeting.

Who is entitled to vote and how many votes do I have?

If you were a shareholder of record of our Class A Common Stock or our Common Stock on the Record Date, you are entitled to vote at the Special Meeting, or at any postponement or adjournment of the meeting. On each matter to be voted on, holders of our Class A Common Stock may cast one vote for each share of Class A Common Stock they hold. On the Capital Simplification proposal, holders of our Common Stock may cast one vote for each share of Common Stock they hold. Holders of Common Stock are not entitled to vote on the Board Classification, Vacancy or Voting proposals. As of the Record Date there were 11,635,056 shares of Class A Common Stock and 69,427,694 shares of Common Stock outstanding and entitled to vote. A list of all shareholders entitled to vote will be available for inspection at the Special Meeting.

If the Capital Simplification proposal is approved at the Special Meeting, both classes of common stock will be unified, and all of our shareholders will thereafter have the same voting rights.

What is the effect of each of the proposals, if they are approved?

•	Capital Simplification Proposal — If the Capital Simplification proposal is approved, it will unify the two classes of common stock. The Common Stock will no longer exist with its current rights, powers, privileges, preferences, or qualifications, limitations or restrictions. Instead, the resulting unified Class A Common Stock, renamed as the Common Stock, will generally have the same rights, powers, privileges, preferences, qualifications, limitations and restrictions as the currently existing Class A Common Stock.

•	Board Classification Proposal — If the Board Classification proposal is approved, the members of our Board of Directors will no longer be elected annually as a single class. Instead, the members of our Board of Directors will be divided into three classes as nearly equal in number as possible, with terms of office of three years each, and the term of office of one class of directors expiring each year. To implement the proposal, immediately following the Special Meeting each of our current directors will be placed in one of the three classes, as follows:

•	Class I — R. Charles Loudermilk, Sr., Ronald W. Allen, John C. Portman, Jr., and Ray M. Robinson will be placed in Class I. The initial term for each of the Class I directors would expire at the annual meeting of shareholders expected to be held in May 2011. At the May 2011 annual meeting, the shareholders will elect four Class I directors for a term of three years.

•	Class II — William K. Butler, Jr., Leo Benatar, and John B. Schuerholz will be placed in Class II. The initial term for each of the Class II directors would expire at the annual meeting of shareholders expected to be held in May 2012. At the May 2012 annual meeting, the shareholders will elect three Class II directors for a term of three years.

•	Class III — Robert C. Loudermilk, Jr., Gilbert L. Danielson, and David L. Kolb will be placed in Class III. The initial term for each of the Class III directors would expire at the annual meeting of shareholders expected to be held in May 2013. At the May 2013 annual meeting, the shareholders will elect three Class III directors for a term of three years.

At each annual shareholders’ meeting at which a specific class’ term expires, nominees elected or reelected as a director for that class will serve for a term of three years to succeed those of the class whose terms are expiring. Also, as a result of the Board Classification proposal, shareholders will no longer be able to remove directors from office without cause.

•	Vacancy Proposal — If the Vacancy proposal is approved, only members of our Board of Directors will have the ability to fill any vacancies that may occur on our Board of Directors. Currently, our Board of Directors may fill any Board vacancy resulting from an increase in the number of directors, but not resulting from the removal of a director from office by the shareholders, unless the shareholders fail to timely fill the vacancy. With the approval of this amendment to our bylaws, only our Board of Directors shall have the right to fill any vacancy that may occur on our Board of Directors. In the event there are no directors in office, the vacancies would continue to be filled through election by our shareholders.

•	Voting Proposal — If the Voting proposal is approved, the default approval threshold required to approve actions submitted to a shareholder vote will be reduced. Currently, in order for an action to be approved by shareholders, a majority of the outstanding voting shares entitled to vote must be cast in favor of the action. With the approval of the Voting proposal, our bylaws will be amended to provide that an action submitted to a shareholder vote will be approved by shareholders if the votes cast in favor of the action exceed the votes cast opposing the action. This amendment will not affect the election of directors or other matters for which law, our bylaws or our Amended and Restated Articles of Incorporation prescribe a different vote.

What constitutes a quorum?

A quorum for each proposal is necessary to conduct business at the Special Meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of our Class A Common Stock and, separately, of holders of a majority of the outstanding shares of our Common Stock at the Special Meeting is necessary to constitute a quorum with respect to the Capital Simplification proposal. The presence, in person or by proxy, of holders of a majority of the outstanding shares of our Class A Common Stock is necessary to constitute a quorum with respect to the Board Classification, Vacancy and Voting proposals. You are part of the quorum if you have voted, or registered an abstention, by proxy. Abstentions and “broker non-votes” count as “shares present” at the meeting for purposes of determining whether a quorum exists.

Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

What vote is required to approve the proposals?

The Capital Simplification proposal must be approved by the affirmative vote of the holders of (1) a majority of the outstanding shares of Class A Common Stock, and (2) a majority of the outstanding shares of Common Stock. The Board Classification, Vacancy and Voting proposals, as well as any other proposal that may be properly brought before the Special Meeting, must each be approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock. Abstentions and broker non-votes will have the effect of votes against all of these proposals.

The approval of the Board Classification, Vacancy and Voting proposals is conditioned upon the approval of the Capital Simplification proposal.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends that you vote FOR each proposal described above for which you are entitled to vote.

How do I vote?

If you hold your shares through a broker, bank or other nominee in “street name”:

You need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. In most instances, you can do this over the Internet or you may mark, sign, date and mail your voting instruction form (which may resemble a proxy) in the postage-paid envelope provided. Your vote is revocable by the procedures outlined by your nominee. However, because you are not a shareholder of record you may not vote your shares in person at the meeting without obtaining authorization from your broker, bank or other nominee.

If you are a shareholder of record:

You can vote your shares over the Internet or you may vote by telephone, each as described on the proxy card, or by mail by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Your designation of a proxy is revocable by following the procedures outlined in this proxy statement. The method by which you vote will not limit your right to revoke your prior vote, and instead vote in person at the Special Meeting.

Different Proxies or Voting Instruction Forms

A holder of our Class A Common Stock will receive a different form of proxy than that received by a holder of our Common Stock, and similarly a “street name” holder of our Class A Common Stock may receive a different voting instruction form to instruct their nominees than a “street name” holder of our Common Stock. We will use different forms of proxy and different voting instruction forms for the different classes because holders of our Class A Common Stock are voting on all four proposals, while holders of our Common Stock are voting only on the Capital Simplification proposal. Record holders of Class A Common Stock will receive a blue-colored proxy and record holders of Common Stock will receive a white-colored proxy.

If you hold shares of both classes, you will receive both kinds of proxies (or voting instruction forms), and must vote both, in any of the ways described above, in order to register your vote with respect to your holdings of both classes.

Will my shares held in street name be voted if I do not provide instructions to my nominee?

If you hold your shares through a broker, bank or other nominee, your shares must be voted by the nominee, as described above. Your vote will be tabulated and voted as per your instructions. If you do not provide voting instructions, under the rules of the New York Stock Exchange, the nominee’s discretionary authority to vote your shares will be limited to “routine” matters. The proposed items to be voted on at the Special Meeting are not routine matters for this purpose, so your shares will not be voted at the meeting if you do not return your voting instructions.

Can I change my vote?

You can change your vote or revoke your proxy at any time before it is voted at the Special Meeting by: (1) re-submitting your vote on the Internet or by telephone; (2) if you are a shareholder of record, sending a written notice of revocation to our Corporate Secretary at our principal offices at 309 East Paces Ferry Road, NE, Atlanta, Georgia 30305-2377; or (3) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not by itself revoke your proxy. If you hold shares in street name and wish to cast your vote in person at the meeting, you must contact your broker, bank or other nominee to obtain authorization to vote.

Who is bearing the cost of this proxy solicitation?

We will bear the cost of preparing, assembling and mailing the proxy materials to shareholders, and of reimbursing brokers, nominees, fiduciaries, and other custodians for the out-of-pocket and clerical expenses of transmitting the proxy materials to the beneficial owners of the shares. Our officers and employees may participate in the solicitation of proxies, without additional compensation, by telephone, e-mail or other electronic means, or in person.

What if I have additional questions?

If you have additional questions about the Special Meeting or any of the information presented in this proxy statement, you may direct your questions to Gilbert L. Danielson, Executive Vice President and Chief Financial Officer, Aaron’s, Inc., 309 East Paces Ferry Road, NE, Atlanta, Georgia 30305-2377, telephone number (404) 231-0011.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of October 28, 2010 (except as otherwise noted), the beneficial ownership of our Class A Common Stock and Common Stock by (1) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of our Class A Common Stock; (2) each of our directors; (3) our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers; and (4) all of our executive officers and directors as a group.

Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Combined Stock Ownership column represents the aggregate number of shares and pro rata percentage that the named person or group would beneficially own if the classes of shares were unified as of October 28, 2010, and if such person or group, and only such person or group, exercised all options to purchase shares that were exercisable within sixty (60) days of October 28, 2010 by him, her, or it.

	Class A Common Stock			Common Stock
	Ownership(1)			Ownership(1)			Combined Stock Ownership(1)
	Number of		% of	Number of		% of	Number of	% of
Beneficial Owner	Shares		Shares	Shares		Shares	Shares	Shares

R. Charles Loudermilk, Sr.	7,151,042	(2)	61.46%	242,147	(3)	*	7,393,189	9.12%
309 E. Paces Ferry Road NE,
Atlanta, GA 30305
T. Rowe Price Associates, Inc.	1,240,200	(4)	10.66%	5,707,435	(4)	8.22%	6,947,635	8.57%
100 E. Pratt Street, Baltimore,
MD 21202
T. Rowe Price Associates, Inc. Small Cap Value Fund	1,103,550	(5)	9.48%	—		—	1,103,550	1.36%
100 E. Pratt Street, Baltimore, MD 21202
GAMCO Investors, Inc.	903,635	(6)	7.77%	—		—	903,635	1.11%
One Corporate Center,
Rye, New York 10580
Perkins Investment Management LLC	—			4,932,750	(7)	7.10%	4,932,750	6.09%
151 Detroit Street,
Denver, CO 80206
NFJ Investment Group LLC	—		—	4,123,500	(8)	5.94%	4,123,500	5.09%
680 Newport Center Drive, Suite 250,
Newport Beach, CA 92101
Allianz NFJ Small-Cap Value Fund	—		—	3,500,300	(9)	5.04%	3,500,300	4.32%
680 Newport Center Drive, Suite 250,
Newport Beach, CA 92101
Robert C. Loudermilk, Jr.	169,656	(10)	1.46%	825,309	(11)	1.19%	994,965	1.23%
Gilbert L. Danielson	81,750	(2)	*	309,482	(12)	*	391,232	*
William K. Butler, Jr.	75,000	(2)	*	257,946	(13)	*	332,946	*
Ronald W. Allen	16,875		*	12,750	(14)	*	29,625	*
Leo Benatar	4,672		*	16,785	(14)	*	21,457	*
David L. Kolb	—		—	67,925	(14)	*	67,925	*
John C. Portman, Jr.	—		—	46,500	(15)	*	46,500	*
John B. Schuerholz	—		—	6,419	(15)	*	6,419	*
Ray M. Robinson	—		—	12,750	(14)	*	12,750	*
K. Todd Evans	—		—	33,179	(16)	*	33,179	*
All executive officers and directors as a group	7,500,727	(17)	64.47%	2,028,905	(18)	2.92%	9,529,632	11.76%
(a total of 15 persons)

*	Less than 1%.

(1)	Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (1) by resolution of our Board of Directors if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on The New York Stock Exchange or any national securities exchange on which the Common Stock is then listed and (2) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. Percentages are based on 11,635,056 shares of Class A Common Stock and 69,427,694 shares of Common Stock outstanding at October 28, 2010.

(2)	Includes 75,000 shares of Class A unvested restricted stock.

(3)	Includes options to purchase 233,925 shares of Common Stock and 7,500 shares of unvested restricted stock.

(4)	As reported on Schedule 13F filed with the Securities and Exchange Commission on August 7, 2010 by T. Rowe Price Associates, Inc.

(5)	As reported on Form N-CSR Semiannual Report filed with the Securities and Exchange Commission on August 17, 2010 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc.

(6)	As reported on Schedule 13F filed with the Securities and Exchange Commission on August 13, 2010 by GAMCO Investors, Inc.

(7)	As reported on Schedule 13F filed with the Securities and Exchange Commission on August 8, 2010 by Perkins Investment Management.

(8)	As reported on Schedule 13F filed with the Securities and Exchange Commission on August 8, 2010 by Allianz Global Investors of America, L.P.

(9)	As reported in the June 30, 2010 Allianz Domestic Stock Funds Annual Report by Allianz Global Investors of America, L.P.

(10)	Includes 78,270 shares of Class A Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.’s children, of which Mr. Loudermilk, Jr. serves as trustee, and 75,000 shares of Class A unvested restricted stock.

(11)	Includes options to purchase 267,675 shares of Common Stock, 197,409 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.’s children, of which Mr. Loudermilk, Jr. serves as trustee, 39,157 shares of Common Stock held by Mr. Loudermilk, Jr.’s spouse, and 7,500 shares of unvested restricted stock. Mr. Loudermilk, Jr. has pledged 300,000 shares of Common Stock as security for indebtedness.

(12)	Includes options to purchase 267,675 shares of Common Stock, 2,362 shares of Common Stock held by Mr. Danielson’s spouse and 7,500 shares of unvested restricted stock.

(13)	Includes options to purchase 182,850 shares of Common Stock, 7,500 shares of unvested restricted stock.

(14)	Includes options to purchase 5,625 shares of Common Stock and 750 shares of unvested restricted stock.

(15)	Includes options to purchase 750 shares of unvested restricted stock.

(16)	Includes options to purchase 29,310 shares of Common Stock and 1,500 shares of unvested restricted stock.

(17)	Includes 300,000 shares of unvested Class A restricted stock.

(18)	Includes options to purchase 1,121,715 shares of Common Stock and 42,000 shares of unvested restricted stock.

PROPOSAL TO AMEND AND RESTATE OUR ARTICLES OF INCORPORATION
TO RECLASSIFY OUR CLASSES OF COMMON STOCK
(Item 1)

Our Board of Directors, based on the recommendation and approval of a special committee of the Board, as discussed below, has authorized, and recommends for shareholder approval, a proposal to amend and restate our Amended and Restated Articles of Incorporation to convert each outstanding share of Common Stock into one share of Class A Common Stock, rename the Class A Common Stock as the Common Stock, eliminate certain obsolete provisions of our existing Amended and Restated Articles of Incorporation relating to our dual-class common stock structure and amend the number of authorized common shares to 225,000,000 total shares (the aggregate of the current number of authorized shares of Common Stock and Class A Common Stock). In accordance with the Georgia Business Corporation Code and the terms of our Amended and Restated Articles of Incorporation, our Board is submitting the proposed Amended and Restated Articles of Incorporation for the approval of our shareholders, as described in more detail below. Both classes of our common shares will be entitled to vote on this proposal, including our Common Stock which generally does not otherwise have voting rights. Whether you are a holder of our Class A Common Stock or our Common Stock, you are encouraged to read this section carefully.

The primary purpose of this proposal is to eliminate our current dual-class common stock structure by converting our Common Stock into Class A Common Stock, which will result in only a single class of common shares outstanding — which means all shares of our common stock thereafter will have identical rights and preferences and, specifically, that each share of our common stock will have one vote per share. We will then rename the single class “Common Stock” and amend the number of authorized shares to reflect the aggregate number of current Common Stock and Class A Common Stock shares authorized. We refer to this course of action throughout this proxy statement as the “Capital Simplification.”

The text of the proposed Amended and Restated Articles of Incorporation, marked to show changes to our current Amended and Restated Articles of Incorporation, is included as Appendix A to this proxy statement.

Background of our Dual-Class Structure

We currently have two classes of common stock outstanding — Common Stock and Class A Common Stock. The powers, privileges, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions of both classes, are identical in nearly all respects except for voting rights. The holders of the Class A Common Stock currently have one vote per share, and the holders of our Common Stock are not entitled to vote on any matters except where otherwise required by Georgia law or where an amendment to the Amended and Restated Articles of Incorporation would adversely affect the rights of the Common Stock.

As of the Record Date, there were 11,635,056 shares of Class A Common Stock outstanding held by 110 holders of record and 69,427,694 shares of Common Stock outstanding held by 259 holders of record. As of the Record Date, the outstanding Class A Common Stock represented approximately 14.35% of our outstanding common shares, and 100% of the total voting power. As of the Record Date, R. Charles Loudermilk, Sr., our founder, former CEO and the Chairman of our Board of Directors, held 7,151,042 shares of Class A Common Stock, representing 61.46% of the outstanding Class A Common Stock, and thus currently holds more than a majority of the outstanding voting shares. Mr. Loudermilk, Sr. also owns 242,147 shares of Common Stock representing less than 0.5% of the outstanding Common Stock.

Our existing dual-class structure was approved by our Board of Directors and shareholders and implemented in November 1992. At that time, each share of our then Common Stock was renamed “Class A Common Stock,” and a new class of common stock, then named “Class B Common Stock” but later renamed “Common Stock,” was created. This new Class B Common Stock was then distributed to the shareholders as a stock dividend, with holders of Class A Common Stock receiving one share of new Class B Common Stock for each share of Class A Common Stock held. With approximately 50% of our outstanding shares at that time held by Mr. Loudermilk, Sr. and other directors and executive officers, the creation of the dual-class structure was primarily intended to increase the liquidity of the common stock overall, provide flexibility to allow us to issue shares in capital raising transactions and allow our shareholders the flexibility to sell a portion of their shares without affecting their voting rights. Based on the information available at that time, our Board of Directors believed that the dual-class structure would be in the best interests of our Company and our shareholders. Before adopting the dual-class structure in 1992, our Board of Directors and a special committee of our Board carefully considered information about similar dual-class structures adopted by other public companies, including information about the impact of these structures on the total market value of the outstanding common equity of these companies, market price differentials between the voting and nonvoting shares, the impact on liquidity and the reaction of institutional investors. Although our Board of Directors recognized that there might be disadvantages to the dual-class structure as well as advantages, our Board believed that the advantages would outweigh the disadvantages.

At the time of the 1992 reclassification, our Board of Directors was concerned that the lack of voting rights in the nonvoting common stock would cause those shares to trade in the public markets at a significant discount to the voting stock. The 1992 reclassification included several provisions that were intended to address this perceived risk:

•	A “common stock protection feature” was included in the Amended and Restated Articles of Incorporation to require that any person who acquired more than 20% of the voting Class A Common Stock would be required to make a tender offer for the same percentage of the nonvoting Common Stock;

•	Our Board of Directors was specifically permitted to pay a higher dividend on the Common Stock than on the Class A Common Stock;

•	A provision was included in the Amended and Restated Articles of Incorporation providing that in the event of a merger or similar transaction, the holders of our Common Stock would be entitled to receive the same amount and form of consideration per share as the per share consideration received by any holder of our Class A Common Stock in the transaction; and

•	A sunset provision was included in the Amended and Restated Articles of Incorporation providing that each share of our Common Stock would be automatically converted, on a one-for-one basis, into our Class A Common Stock if the total amount of shares of Class A Common Stock outstanding were ever to constitute less than 10% of the total number of shares of both classes of common stock then outstanding.

Immediately following the 1992 reclassification, our outstanding common shares were split evenly between Class A Common Stock and Common Stock. Since the 1992 reclassification, we have conducted four registered public offerings solely of our Common Stock, distributed a stock dividend payable only in Common Stock, and engaged in several transactions where our Class A Common Stock was repurchased or exchanged for Common Stock. As a result of these various issuances of Common Stock, there are, today, substantially more shares of Common Stock outstanding than Class A Common Stock, and the outstanding Class A Common Stock now represents approximately 14.35% of the aggregate number of outstanding shares of both classes.

Trading History and Disadvantages of the Dual-Class Structure

During the first approximately eight years after the adoption of our dual-class structure, the Class A Common Stock generally traded on the Nasdaq Stock Market, and then on the New York Stock Exchange, in parity with, or at a slight premium to, the Common Stock. For most of the last ten years, however, the Common Stock has traded at a significant premium to the Class A Common Stock, despite the absence of voting rights for the Common Stock, averaging a mean premium of approximately 10% over that time. In more recent periods, this discount has been even more pronounced, with the Class A Common Stock trading on the New York Stock Exchange at an average discount to the Common Stock of approximately 16% over the past three years, and approximately 20% over the past twelve months, prior to the announcement of our Capital Simplification proposal. On September 10, 2010, the last trading day before we announced our Capital Simplification proposal, the Class A Common Stock closed at $14.00 per share on the New York Stock Exchange, and the Common Stock closed at $16.60 per share, representing a discount on the Class A Common Stock of 16%. Since the announcement, the two classes have traded very closely, though the Class A Common Stock has generally continued to trade at a slight discount to the Common Stock, with the discount averaging less than 1%.

Since the 1992 reclassification, the average daily trading volume of both the Class A Common Stock and the Common Stock has changed significantly. Over that time period, the average daily trading volume of the Class A Common Stock has been approximately 6,500 shares per day, while the Common Stock averaged approximately 334,000 shares per day. Similar to the differences in trading prices, the differences in trading volume have been more pronounced in recent years. For the last three years, the average daily trading volume for the Class A Common Stock has been approximately 1,800 shares per day, while the average for the Common Stock has been nearly 995,000 shares per day. We believe, based in part on advice from an independent, outside financial advisor, VRA Partners, LLC (“VRA”), that the resulting lower liquidity of the Class A Common Stock is primarily responsible for the price disparity between the two classes. This lack of liquidity and the persistent discount have generated frustration for holders of our Class A Common Stock.

In addition, since the 1992 reclassification, we believe that a significant amount of confusion has arisen among shareholders, analysts, the financial media and other members of the financial community with respect to our dual-class capital structure. The use of different trading symbols by the New York Stock Exchange (“AAN” and “AAN.A”) for the two classes has contributed to the confusion, given that these trading symbols have been reproduced, recorded or described in different ways by various sources. Some shareholders have reported an inability to use certain reporting services to find trading prices for the Class A Common Stock. As a result, the public may have obtained conflicting and confusing financial information from various third-party sources. We have been required to spend time and resources correcting flawed information and educating existing and potential investors.

We believe that the creation of the dual-class structure in 1992 achieved many of its original goals, allowing our Company to conduct four public equity offerings with the nonvoting Common Stock and contributing to a very significant increase in the liquidity of that class of our common stock; however, we now believe that our dual-class structure is no longer necessary, and that the disadvantages of maintaining the two classes now outweigh the advantages.

In summary, we believe that the unwinding of our dual-class common stock structure into a single class of common stock is in the best interests of our Company and the holders of both our Class A Common Stock and our Common Stock. The Capital Simplification will eliminate the disparity in trading prices and liquidity profiles between our two classes of common stock, and we expect that it will also improve the liquidity profile of our common stock overall, allow for easier analysis and valuation of the new single class of common stock and eliminate confusion within the financial community regarding the current dual-class structure. However, we cannot guarantee that the benefits of a simplified capital structure will be accomplished to the extent and in the manner we currently expect, if at all.

Considerations Involving the Proposed Capital Simplification

This persistent, long-term trading volume disparity and price differential led our management at various times over a period of more than ten years to explore with outside legal counsel and financial advisors ways to improve the liquidity of the Class A Common Stock or to make other changes to our capital structure that would eliminate the differences in the two classes over time. During this time, our management and our Board of Directors have, from time to time, reviewed the dual-class structure, considered whether the anticipated benefits were being realized and assessed the disadvantages. It was recognized, however, that because of the significant difference between the number of outstanding shares of Common Stock and Class A Common Stock, any recombination of the two classes on a one-for-one basis would likely cause a dramatic reduction in the voting power of Mr. Loudermilk, Sr., the holder of approximately 61.46% of the Class A Common Stock, and that any such change would thus require the approval of Mr. Loudermilk, Sr. to voluntarily give up voting control. As a result, no recombination was ever implemented. Our management and our Board of Directors have also from time to time considered the impact of the dual-class structure on the liquidity of our shares, and, recently, Mr. Loudermilk, Sr. and, occasionally, some of our other investors have expressed concerns about the liquidity of our Class A Common Stock under our dual-class structure. As the trading volume disparity and price differential became more pronounced in recent periods, Mr. Loudermilk, Sr. became more willing to consider a recombination of the two classes if our Board were to determine that the recombination was in the best interests of all of our shareholders.

At a July 12, 2010 special Board meeting held for this purpose, our management and our outside legal counsel, Kilpatrick Stockton LLP, discussed with our Board of Directors the possibility of combining our two classes of common stock into a single class. Kilpatrick Stockton summarized the corporate procedures and approvals that would be required to eliminate the dual-class structure, discussed other means of addressing the liquidity of the Class A Common Stock and advised our Board on its fiduciary duties in considering any action. Our Board was also mindful of the sunset provision in the Amended and Restated Articles of Incorporation that would automatically unwind the dual-class structure on a one-for-one basis if the outstanding Class A Common Stock were to constitute less than 10% of the aggregate number of outstanding shares of both classes. It was discussed that it was likely inevitable that this 10% sunset provision would eventually be triggered at some point in time, perhaps in the near future, whether caused by additional issuances of Common Stock in capital raising transactions and employee equity incentive grants, by stock splits or by acquisitions of Class A Common Stock from time to time by our Company. Our Board considered, for instance, that a stock dividend of sufficient size — approximately three-for-two — distributed with respect to both classes, but only in shares of Common Stock, would alone likely be sufficient to trigger the sunset provision and automatically combine the two classes into a single voting class on a one-for-one basis without any further Board action or vote of either class of shareholders. Our Board took no action at the meeting, but determined to consider the matter again at its regularly scheduled meeting the following month.

At its August 3, 2010 regular meeting, our Board of Directors revisited the possible elimination of the dual-class structure. Our Board was mindful that the Class A Common Stock had consistently traded at a significant discount to the trading price of the Common Stock, averaging approximately 20% over the prior twelve months, and recognized that upon the public announcement of any combination of the two classes that the trading price of the Class A Common Stock was likely to increase significantly to a price much closer to the trading price of the

Common Stock. Because of the significant share holdings of Mr. Loudermilk, Sr. and the impact that a reclassification would have on his voting power and the likely value of his share holdings, and because Mr. Loudermilk, Sr.’s son, Robert C. Loudermilk, Jr., is our President, Chief Executive Officer and a member of our Board, our Board considered that Mr. Loudermilk, Sr. and Mr. Loudermilk, Jr. may be deemed to have an interest in the Capital Simplification that is different from the interests of certain classes of our shareholders or our shareholders as a whole. For these reasons, our Board of Directors determined to delegate consideration of the proposal to a special committee of independent directors to review, consider and, if it deemed appropriate in the exercise of its independent business judgment, recommend to the full Board the Capital Simplification and the terms thereof, including the manner and basis for combining the two classes. At this meeting, our Board appointed directors Leo Benatar, David L. Kolb and Ronald W. Allen, whom our Board considered to be independent and disinterested with respect to the Capital Simplification, to serve as the special committee (the “Special Committee”), and delegated authority to the Special Committee to engage professional advisors (including attorneys, investment advisers and other such advisers as the Special Committee deemed prudent) for the purpose of assisting in the review and evaluation process and to provide such opinions, reports and other advice and information as the Special Committee deemed prudent. The Special Committee then interviewed and hired the law firm of Rogers & Hardin LLP as its independent counsel, and VRA Partners as its independent financial advisor. Neither Rogers & Hardin nor VRA had been, in the past, engaged to provide services to us, and neither firm is currently providing us with any other services. The engagement of Rogers & Hardin and VRA by the Special Committee was the result of arm’s-length negotiations.

Over the next four weeks, the Special Committee held four meetings with its legal and financial advisors and with Company counsel Kilpatrick Stockton.

On August 20, 2010, the Special Committee met to consider the dual-class structure, including the reasons for its implementation, the market prices and trading dynamics of our Class A Common Stock and our Common Stock since the inception of the dual-class structure, the express terms of the shares and information regarding similar reclassification transactions at other companies. At the meeting, VRA presented information about other public companies with two classes of publicly traded common shares and information about certain transactions in which two classes of publicly traded common stock were combined into one. The transaction information included preliminary information about the exchange ratios used in combining the shares, liquidity and market price differentials before the combination and liquidity and market prices after the combination. At the meeting, Rogers & Hardin advised the members of the Special Committee on their fiduciary duties and discussed the corporate approvals and procedures that would be required to implement a combination of the two classes. Certain potential benefits to be derived from combining the two classes of shares were articulated, including increased liquidity, improved access to capital markets, closer alignment of voting rights with economic ownership and increased acceptance by investors. The Special Committee also discussed the various means by which the combination could be implemented, including the possibility of intentionally triggering the 10% sunset provision in the Amended and Restated Articles of Incorporation, which would automatically convert all outstanding Common Stock into Class A Common Stock on a one-for-one basis without any shareholder action, by declaring a stock dividend payable only in Common Stock.

On August 27, 2010, the Special Committee met again and considered updated information about our Company’s dual-class structure and about other companies with two classes of publicly traded common shares. VRA identified 261 public companies traded on the New York Stock Exchange (“NYSE”), American Stock Exchange (“AMEX”) and Nasdaq Stock Market (“Nasdaq”) that currently maintain dual-class capital structures, and provided detailed analysis on a subgroup of 18 companies that had similar market capitalizations to our Company. At the request of the Special Committee, VRA also presented more detailed information about the potential benefits of a combination of the two classes, including information showing improvements in liquidity experienced by other public companies that had combined their shares. VRA noted that they examined 22 comparable reclassification transactions at other public companies where dual-class capital structures were combined, and provided information on the effects of these other transactions on liquidity, trading prices and relative discounts before and after the reclassification proposals were announced and implemented. The Special Committee closely examined the exchange ratios used in these similar dual-class combinations, and discussed whether the combination of our Class A Common Stock and Common Stock should be effected at other than a one-for-one basis, including consideration of both a higher ratio and a lower ratio. VRA reported that in the 22 comparable reclassification transactions they examined, a one-for-one exchange ratio was used in 19 of the transactions, and that in the remaining three transactions the exchange ratios were 1.09:1, 1.15:1 and 1.22:1, meaning that in those three transactions the holders of the higher voting stock received more than one share for each voting share when combined with the lower or nonvoting stock. As it considered the appropriate exchange ratio, the Special Committee also took into account that the Class A Common Stock had consistently traded at a discount to the Common Stock, but was also mindful that the holders of the Class A Common Stock would be giving up voting control if the Capital Simplification were approved. The Special Committee noted that Mr. Loudermilk, Sr. would experience a dramatic change in his voting control, with his voting shares falling from 61.46% today to approximately 9.15% if the Capital Simplification were effected at a one-for-one exchange ratio. The Special Committee instructed VRA to consider the fairness of the proposed Capital Simplification to the holders of both classes, and notified VRA that the Special Committee would request an opinion that the exchange ratio used in the Capital Simplification would be fair from a financial point of view to the holders of both classes.

On August 31, 2010, the Special Committee met again to consider and act upon the proposal to combine the two classes of shares. At this meeting, VRA presented updated information about our Company’s dual-class structure and instances in which other companies had combined two classes of publicly traded shares, including the exchange ratios used in combining the shares, the anticipated benefits of the reclassification and the likely effects on the trading prices of both classes. The Special Committee examined in detail the trading prices of higher and lower voting/nonvoting classes in similar reclassification transactions at various intervals immediately before, immediately after and 30 or more days after these other transactions were announced and implemented. Mr. Benatar, as chairman of the Special Committee, reported that he had briefed Mr. Loudermilk, Sr. on the work of the Special Committee, and had asked Mr. Loudermilk, Sr. for his views of the proposed reclassification. Mr. Benatar reported that Mr. Loudermilk, Sr. had indicated he was generally supportive of the Capital Simplification if implemented at a one-for-one exchange ratio, notwithstanding the substantial and immediate reduction in his voting power. After considering all of the information presented to them and discussing the merits of the proposed reclassification in detail, the Special Committee preliminarily determined that it would recommend to the full Board approval of the Capital Simplification at an exchange ratio of one-to-one, conditioned upon receiving a fairness opinion from VRA as to that exchange ratio. VRA indicated that, based on its analysis, it expected to be able to deliver the requested fairness opinion. The Special Committee also discussed the means by which the combination should be implemented, and concluded that the combination should be structured as an amendment to the Amended and Restated Articles of Incorporation and be submitted to a majority vote of each class of common stock, voting separately as a class, so that our Board could be assured that the Capital Simplification was favored by holders of a majority of both classes. The Special Committee was particularly mindful that though Mr. Loudermilk, Sr. could alone cast sufficient votes to cause the Capital Simplification to be approved by the Class A Common Stock, Mr. Loudermilk, Sr. owns less than one-half of one percent of the Common Stock.

On September 10, 2010, the Special Committee held its final meeting to consider the Capital Simplification. At this meeting, VRA presented its financial analysis of the Capital Simplification and delivered its oral opinion and written opinion to the Special Committee that, as of that date, from a financial point of view, the one-for-one exchange ratio was fair to the holders of the Common Stock and the holders of the Class A Common Stock. VRA also indicated it would deliver its written opinion to the full Board of Directors. After a review of all the factors, and receipt of the presentation and opinion of VRA, the Special Committee determined to recommend to the full Board that the Capital Simplification be approved and submitted to both classes of our shareholders for approval.

Factors Considered by the Special Committee

In determining to approve and recommend the Capital Simplification proposal, the Special Committee considered a number of factors, including the possible benefits that our Company and our shareholders may derive from each of the following:

•	Increased Liquidity. The Special Committee believes that the Capital Simplification will provide investors with greater liquidity and an enhanced quality of trade execution. Prior to the public announcement of the Capital Simplification proposal, the Class A Common Stock generally traded at a significant discount to the Common Stock, despite the fact that the Class A Common Stock has superior voting rights and that the rights and preferences of the two classes are otherwise identical in all material respects. The Special Committee believes that the trading discount, to a significant degree, results from the substantially higher liquidity, or trading volume, of the Common Stock, and the substantially larger number of shares of Common Stock outstanding. The greater liquidity in the Class A Common Stock following the Capital Simplification may also allow investors to buy and sell larger positions in that class with less impact on the stock price. By combining the Class A Common Stock and the Common Stock, the Special Committee hopes to facilitate enhanced liquidity for all of our shareholders by aggregating the volume of our common shares that are traded and thereby removing a possible impairment to efficient trading of our common shares.

•	Align Voting Rights with Economic Ownership. The Special Committee believes that our shareholders may benefit from aligning their voting interests with their economic interests. Converting the Common Stock into Class A Common Stock would eliminate the disparity between voting interests and economic interests and may make our common shares a more attractive investment.

•	Increased Acceptance by Institutional Investors. The Special Committee believes that simplifying our capital structure and increasing liquidity by combining the two existing classes into a single class will address the concerns that have been expressed by institutional investors about the liquidity of our shares and the complexity of the dual-class structure, and will allow our common shares to be held by certain institutional investors whose investment policies do not permit them to invest in nonvoting shares or in companies that have disparate voting rights in their capital structure.

•	Elimination of Investor Confusion. The Special Committee believes that some investors may not understand the differences between our two classes of common stock. Converting the Common Stock into Class A Common Stock and renaming the class “Common Stock” would simplify our capital structure and eliminate this potential confusion, including confusion as to the calculation of our total market capitalization, shares outstanding and earnings per share.

•	Improved Ability to Use Equity as Consideration. The Special Committee believes that the use of a single class of common shares could provide increased flexibility to use equity as acquisition currency and for possible future offerings of our capital stock to potential investors.

The Special Committee also considered the following factors in connection with its approval and recommendation of the Capital Simplification proposal:

•	The holders of the Class A Common Stock and the holders of the Common Stock currently have the same economic rights, with voting rights representing the only material difference in the rights of the holders of the two classes;

•	The historical trading price and trading volume differentials of the Class A Common Stock and the Common Stock;

•	The historical trading price and trading volume differentials between the two classes of publicly traded stock of other companies with dual-class capital structures;

•	The trend of publicly traded companies away from dual-class capital structures, consistent with the policies of the NYSE and the other major stock exchanges in favor of one vote per share of common stock;

•	The exchange ratios adopted by other companies that have eliminated their dual-class structures;

•	The opinion of VRA that, as of September 10, 2010 and subject to and based on the considerations described in such opinion, the one-to-one exchange ratio was fair, from a financial point of view, to the holders of our Class A Common Stock and the holders of our Common Stock;

•	The holders of both our Class A Common Stock and the Common Stock will have a right to vote on the Capital Simplification proposal, with each class voting as a separate class, and therefore each class will have the opportunity to decide for itself whether the Capital Simplification should be implemented, which can occur only if holders of a majority of the outstanding shares of both classes vote in favor of the proposal; and

•	The Capital Simplification, if implemented, is not expected to result in taxable income to our Company or to the holders of the Class A Common Stock or the Common Stock.

This discussion of information and factors considered by the Special Committee is not intended to be exhaustive, but includes the material factors considered by the Special Committee in making its decision. In view of the wide variety of factors considered by the Special Committee in connection with its evaluation of the Capital

Simplification proposal and the complexity of these matters, the Special Committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors described above, individual members of the Special Committee may have given different weight to different factors. We cannot assure you when or if any specific potential benefits considered by the Special Committee will be realized.

Factors Considered by the Board of Directors

At a special Board meeting held on September 10, 2010 for this purpose, the full Board of Directors reviewed and discussed the recommendation of the Special Committee with the Special Committee, Rogers & Hardin and VRA, and with Kilpatrick Stockton. At this meeting, VRA presented its financial analysis of the Capital Simplification and delivered its written opinion to the full Board as to the fairness, from a financial point of view, of the one-for-one exchange ratio to the holders of the Common Stock and the holders of the Class A Common Stock. Based on all of the information considered by it, our Board of Directors unanimously determined to adopt the recommendation of the Special Committee and approved the Capital Simplification proposal and recommended that it be submitted to the shareholders for their approval at a special meeting. At this meeting, Mr. Loudermilk, Sr. indicated that he supported the Capital Simplification proposal as presented.

In determining the Capital Simplification proposal to be advisable and fair to, and in the best interests of, our Company and our Class A Common Stock and the Common Stock holders, our Board of Directors carefully considered (1) the conclusions and recommendations of the Special Committee, (2) each of the factors referred to above as having been taken into account by the Special Committee, and (3) the opinion of VRA, dated September 10, 2010, to the Special Committee and our Board of Directors as to the fairness, from a financial point of view, and as of the date of the opinion, of the exchange ratio provided for in the Capital Simplification to the holders of the Class A Common Stock and the Common Stock as more fully described below in the section entitled “Opinion of the Financial Advisor.” Our Board of Directors considered these factors and other factors as a whole and did not quantify or otherwise assign relative weights to the different factors. Individual directors may have assigned in their own view varying weights to different factors. We cannot assure you when or if any specific potential benefits considered by our Board will be realized.

Opinion of the Financial Advisor

We retained VRA on August 18, 2010 to act as financial advisor to the Special Committee in connection with the proposed Capital Simplification. On September 10, 2010, at a meeting of the Special Committee held to consider and evaluate the Capital Simplification, VRA delivered to the Special Committee an oral presentation, which was confirmed by delivery of a written opinion dated September 10, 2010 to the Special Committee and our Board of Directors, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the exchange ratio provided for in the Capital Simplification was fair, from a financial point of view, to the holders of Class A Common Stock and the holders of Common Stock.

The full text of VRA’s written opinion to the Special Committee and our Board of Directors, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated by reference herein in its entirety. The description of the VRA opinion set forth herein is qualified in its entirety by reference to the full text of the VRA opinion. Holders of the Common Stock and Class A Common Stock are encouraged to read VRA’s opinion in its entirety.

VRA’s opinion is directed to our Board of Directors and relates only to the fairness, from a financial point of view, of the exchange ratio to the holders of shares of Common Stock and to the holders of shares of Class A Common Stock. VRA’s opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the Capital Simplification. VRA has consented to the inclusion of its opinion and the disclosures under the heading “Opinion of the Financial Advisor” in this proxy statement.

In arriving at its opinion, VRA, among other things:

(1) reviewed certain publicly available business and financial information relating to our Company;

(2) reviewed our internal financial forecast for the fiscal year ending December 31, 2010;

(3) discussed with management and the Special Committee the rationale for the Capital Simplification and for the original creation of a dual-class structure and certain information related thereto;

(4) reviewed the reported prices and trading activity for the Common Stock and the Class A Common Stock from November 6, 1992 to September 8, 2010 and a comparison of such reported prices and trading activity with each other, and with the reported prices and trading activity of other companies which VRA deemed relevant;

(5) reviewed the reported prices and trading activity for the common stock of certain other companies with two classes of publicly traded stock which VRA deemed relevant;

(6) reviewed the financial terms, to the extent publicly available, and the reported prices, trading activity and post-announcement stock price performance for the common stock in certain comparable transactions which VRA deemed relevant;

(7) reviewed the current ownership structure of our Company;

(8) reviewed our Amended and Restated Articles of Incorporation and documents related thereto; and

(9) performed such other analyses and considered such other factors as VRA deemed appropriate.

In arriving at its opinion, VRA assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by VRA in arriving at its opinion. With respect to our financial forecasts, VRA assumed that such forecasts have been reasonably prepared on bases reflecting currently available information, estimates and judgments of the management of our Company as to our future financial performance and, accordingly, VRA expressed no opinion with respect to such forecasts or the assumptions on which they are based. VRA has not conducted a physical inspection of our properties and facilities and has not made nor obtained any evaluations or appraisals of our assets or liabilities (including, without limitation, any potential tax or environmental liabilities), contingent or otherwise. VRA also assumed that the Capital Simplification will be treated as a tax-free exchange and recapitalization for federal income tax purposes. VRA notes that it is not a legal or tax expert and relied upon, without assuming any liability therefor, the assessment of our legal and tax advisors with respect to the legal and tax matters related to the Capital Simplification.

VRA’s opinion is limited to the fairness, from a financial point of view, of the exchange ratio to the holders of our Common Stock and the holders of our Class A Common Stock. No opinion or view is expressed with respect to the relative fairness of the exchange ratio to the holders of Common Stock as compared to the holders of Class A Common Stock. Additionally, VRA expressed no view or opinion as to any terms or other aspects of the Capital Simplification (other than the exchange ratio to the extent specified herein), including, without limitation, the form or structure of the Capital Simplification.

VRA’s opinion does not address the merits of the Capital Simplification as compared to other alternative transactions or strategies that may be available to us nor does it address our underlying decision to effect the Capital Simplification. VRA’s opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of September 10, 2010. VRA expressed no opinion as to the underlying valuation, future performance or long-term viability of our Company or the value or prices at which the Common Stock or Class A Common Stock will trade at any time. It should be understood that, although subsequent developments may affect the opinion, VRA does not have any obligation to update or revise its opinion.

In preparing its opinion, VRA performed a variety of financial and comparative analyses, a summary of which are described below. The summary is not a comprehensive description of the analyses underlying VRA’s opinion. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, VRA believes that its analyses must be considered as an integrated whole and that selecting portions of its analyses and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, VRA made numerous assumptions with respect to our Company, industry performance and general business, economic, market and financial conditions, many of which are beyond our control. No company, transaction or business used in VRA’s analyses is identical to our Company, the Capital

Simplification or our business, and an evaluation of these analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the recapitalization, public trading or other values of the companies, business segments or transactions analyzed. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

The following is a summary of the material analyses performed by VRA in connection with the rendering of its opinion on September 10, 2010 to the Special Committee and Board of Directors.

Analysis of Current Ownership of the Common Stock and Class A Common Stock

VRA noted that the ownership of our common shares was concentrated among several large shareholders. Our top 20 shareholders represented 73.5% of the economic interest, defined as the sum of (1) the number of shares of Common Stock outstanding multiplied by its share price plus (2) the number of shares of Class A Common Stock outstanding multiplied by its share price, and approximately 76.9% of the voting interest. In particular, Mr. Loudermilk, Sr.’s holdings represented approximately 9.15% of the total shares outstanding and 7.5% of the economic value of our Company but approximately 61.46% of its voting interests.

Analysis of Historical Stock Price Performance and Trading Activity for the Common Stock and Class A Common Stock

VRA analyzed the historical trading activity of shares of our Common Stock, which generally do not have voting rights other than as required by law, and shares of our Class A Common Stock, which are entitled to one vote per share. This analysis included an examination of the price and trading volume of each class of publicly traded stock as well as the average percentage by which the price per share of Common Stock exceeded the price per share of Class A Common Stock over various periods of time, including a one year period ended September 8, 2010, a three year period ended September 8, 2010, a five year period ended September 8, 2010, a ten year period ended September 8, 2010, and an 18 year period ended September 8, 2010 from the creation of the dual-class structure on November 6, 1992.

VRA noted that the shares of the Class A Common Stock have traded at an average discount to the shares of Common Stock of approximately 20% over the last year, 16% over the last three years, 13% over the last five years, 11% over the last 10 years, and 10% since 1992. VRA also noted that the average daily trading volume of Common Stock shares was approximately 790 times that of Class A Common Stock shares over a one year period, 550 times that of Class A Common Stock over a three year period, 340 times that of Class A Common Stock over a five year period, 150 times that of Class A Common Stock over a ten year period, and 50 times that of Class A Common Stock since November 6, 1992. Since 2000, VRA observed a significant divergence in the trading volume of the two classes. When considering a volume weighted average price, the difference expanded dramatically over time due to the fact that the volume of Class A Common Stock shares traded was dramatically higher relative to the Common Stock shares for a period of time immediately after the creation of the dual-class structure in November 1992.

Class A Common Stock (Discount) or Premium to Common Stock — Absolute Values

Average Closing Price:		Average Daily Volume:		Volume Weighted Average Price:

1 Year	$(3.80)	1 Year	(843,750)	1 Year	$(3.48)
3 Year	$(2.79)	3 Year	(993,212)	3 Year	$(3.18)
5 Year	$(2.30)	5 Year	(778,492)	5 Year	$(2.76)
10 Year	$(1.48)	10 Year	(498,291)	10 Year	$(5.63)
Since 1992	$(0.87)	Since 1992	(327,591)	Since 1992	$(8.87)

Class A Common Stock (Discount) or Premium to Common Stock — Relative Values

Average Closing Price:		Average Daily Volume:		Volume Weighted Average Price:

1 Year	(20.0)%	1 Year	(78,733)%	1 Year	(18.3)%
3 Year	(16.2)%	3 Year	(54,205)%	3 Year	(18.2)%
5 Year	(13.4)%	5 Year	(33,928)%	5 Year	(15.9)%
10 Year	(11.4)%	10 Year	(15,163)%	10 Year	(35.5)%
Since 1992	(9.6)%	Since 1992	(5,070)%	Since 1992	(62.5)%

Analysis of Price and Volume of Reference Dual-class Publicly Traded Companies

VRA initially identified 261 companies on the NYSE, AMEX and Nasdaq stock exchanges that currently maintain dual-class stock structures. This population of reference companies included publicly traded companies that possess a non-publicly traded class of stock. From the population of 261 companies, VRA selected 18 public companies with market capitalizations between $140 million and $2.9 billion that it deemed relevant as reference companies. For each of these reference companies, VRA reviewed and analyzed the following information: (1) the economic interest of the lower vote or no vote shares versus the higher vote shares, (2) the voting interest of the lower vote or no vote shares versus the higher vote shares, (3) the average price premium or discount for the higher vote shares relative to the lower vote or no vote shares over one year and three year periods, (4) the trading volume of the higher vote shares relative to the lower vote or no vote shares over a one year period, and (5) the relative liquidity of the higher vote shares versus the lower vote or no vote shares over a one year period.

After examining the selected reference companies, VRA found the following:

(1) The economic interest of the lower vote or no vote shares ranged from 47.1% to 90.8%. For 17 of the 18 selected companies, the lower vote or no vote shares comprised a majority of the economic value of the company, despite having limited voting rights. As of September 8, 2010, our Common Stock comprised 87.8% of the economic interest of our Company, while the Class A Common Stock comprised 12.2% of the economic interest;

(2) The voting interest of the lower vote or no vote shares of the selected reference companies ranged from 0.0% to 9.1%. Seven of the 18 selected reference companies had 0.0% voting interest. As of September 8, 2010, the Common Stock had 0.0% voting interest, and the Class A Common Stock controlled 100% of the voting interest;

(3) The average price premium for the higher vote shares relative to the lower vote or no vote shares of the selected reference companies over one year and three years was 1.9% and 2.8%, respectively. The table below outlines the selected companies’ range, mean and median of the higher vote share price premium / (discount) relative to the lower vote or no vote share price over the time periods analyzed;

Higher Vote/Lower Vote	One Year	Three Years

High Premium/(Discount)	31.7%	36.6%
Mean Premium/(Discount)	1.9%	2.8%
Median Premium/(Discount)	(0.1)%	0.1%
Low Premium/(Discount)	(20.5)%	(17.7)%
Aaron’s Premium/(Discount)	(19.9)%	(15.5)%

(4) The trading volume of lower vote shares relative to the total number of lower vote or no vote shares outstanding was slightly better than the trading volume of higher vote shares relative to the total number of higher vote shares outstanding for the selected reference companies. The table below outlines the selected companies’ range, mean and median of trading volume for the higher vote shares and lower vote or no vote shares. Our higher voting shares trading volume ratio is lower than any of the selected companies, while our lower voting or nonvoting shares trading volume ratio is dramatically higher than any of the selected reference companies.

Trading Volume/Shares Outstanding	Higher Vote	Lower Vote

High Ratio	437.6%	999.6%
Mean Ratio	57.9%	220.3%
Median Ratio	7.1%	116.7%
Low Ratio	0.7%	22.3%
Aaron’s Ratio	0.4%	1,837.0%

(5) Based on the table above, the lower voting or nonvoting shares for the reference companies are approximately 160% (on average) more liquid than higher voting shares; however, at our Company, the Common Stock is over 1,800% more liquid than the Class A Common Stock.

The tables below outline the information discussed for each selected reference company.

			Economic Interest		Voting Interest
		Market	Low Vote	High Vote	Low Vote	High Vote
Company	Classification	Capitalization(1)	Shares	Shares	Shares	Shares

Bel Fuse Inc.	Communications equipment	$218.6	80.9%	19.1%	0.0%	100.0%
Central Garden & Pet Co.	Household Products	$612.1	70.9%	29.1%	0.0%	100.0%
Crawford & Co.	Insurance	$139.6	47.1%	52.9%	0.0%	100.0%
Forest City Enterprises Inc.	Real estate manager	$1,907.4	86.3%	13.7%	9.1%	90.9%
Greif, Inc.	Industrial Packaging	$2,681.3	53.5%	46.5%	0.0%	100.0%
Haverty Furniture Companies, Inc.	Home Furnishing Retail	$220.4	84.5%	15.5%	9.1%	90.9%
HEICO Corp.	Aerospace, defense manufacturer	$1,165.2	52.7%	47.3%	9.1%	90.9%
Hubbell Inc.	Electronic products	$2,805.1	88.5%	11.5%	4.8%	95.2%
International Speedway Corporation	Entertainment	$1,141.9	56.8%	43.2%	4.8%	95.2%
John Wiley & Sons, Inc.	Publishing company	$2,285.3	84.0%	16.0%	9.1%	90.9%
Kelly Services, Inc.	HR and Employment Services	$432.3	90.4%	9.6%	0.0%	100.0%
Lennar Corp.	Home builder	$2,572.0	86.3%	13.7%	9.1%	90.9%
Molex Inc.	Electronics manufacturer	$2,901.2	50.6%	49.4%	0.0%	100.0%
Moog Inc.	Aerospace, defense manufacturer	$1,570.0	90.8%	9.2%	9.1%	90.9%
Rush Enterprises, Inc.	Industrial equipment	$496.7	73.7%	26.3%	4.8%	95.2%
Seneca Foods Corporation	Packaged foods	$284.1	81.0%	19.0%	4.8%	95.2%
Tecumseh Products, Inc.	Manufactures compressors	$216.3	73.7%	26.3%	0.0%	100.0%
Watsco, Inc.	HVAC Distributor	$1,806.5	81.5%	18.5%	9.1%	90.9%
	High	$2,901.2	90.8%	52.9%	9.1%	100.0%
	Mean	$1,303.1	74.1%	25.9%	4.6%	95.4%
	Median	$1,153.5	80.9%	19.1%	4.8%	95.2%
	Low	$139.6	47.1%	9.2%	0.0%	90.9%
Aaron’s, Inc.	Rent-to-Own Household Products	$1,317.3	87.8%	12.2%	0.0%	100.0%

(1)	As of September 8, 2010

Source: CapitalIQ and relevant filings.

		Market	Premium/(Discount) for High Vote Shares		LTM Trading Volume/Shares Outstanding		Relative Liquidity
Company	Classification	Capitalization(1)	1 Year	3 Years	High Vote	Low Vote	of LV/HV Shares

Bel Fuse Inc.	Communications equipment	$218.6	(5.9)%	(1.7)%	7.6%	349.4%	341.7%
Central Garden & Pet Co.	Household Products	$612.1	6.3%	5.6%	225.0%	155.3%	(69.7)%
Crawford & Co.	Insurance	$139.6	31.7%	36.6%	43.0%	22.3%	(20.7)%
Forest City Enterprises Inc.	Real estate manager	$1,907.4	(0.0)%	(0.1)%	7.4%	226.8%	219.4%
Greif, Inc.	Industrial Packaging	$2,681.3	(5.5)%	(7.7)%	6.3%	182.0%	175.7%
Haverty Furniture Companies, Inc.	Home Furnishing Retail	$220.4	(0.1)%	0.1%	2.6%	106.7%	104.1%
HEICO Corp.	Aerospace, defense manufacturer	$1,165.2	29.2%	27.1%	200.6%	49.7%	(150.9)%
Hubbell Inc.	Electronic products	$2,805.1	(4.5)%	1.6%	0.8%	845.4%	844.6%
International Speedway Corporation	Entertainment	$1,141.9	(1.1)%	(0.8)%	1.0%	144.3%	143.3%
John Wiley & Sons, Inc.	Publishing company	$2,285.3	(0.0)%	0.1%	4.3%	72.4%	68.1%
Kelly Services, Inc.	HR and Employment Services	$432.3	4.8%	6.9%	1.0%	126.7%	125.7%
Lennar Corp.	Home builder	$2,572.0	(20.5)%	(17.7)%	36.5%	999.6%	963.1%
Molex Inc.	Electronics manufacturer	$2,901.2	15.9%	10.1%	437.6%	52.3%	(385.3)%
Moog Inc.	Aerospace, defense manufacturer	$1,570.0	0.3%	0.3%	3.2%	98.1%	94.8%
Rush Enterprises, Inc.	Industrial equipment	$496.7	(13.9)%	(8.7)%	26.2%	96.9%	70.8%
Seneca Foods Corporation	Packaged foods	$284.1	0.3%	2.2%	6.8%	94.9%	88.1%
Tecumseh Products, Inc.	Manufactures compressors	$216.3	(3.2)%	(4.0)%	31.7%	98.3%	66.5%
Watsco, Inc.	HVAC Distributor	$1,806.5	(0.1)%	0.0%	0.7%	243.9%	243.2%
	High	$2,901.2	31.7%	36.6%	437.6%	999.6%	963.1%
	Mean	$1,303.1	1.9%	2.8%	57.9%	220.3%	162.4%
	Median	$1,153.5	(0.1)%	0.1%	7.1%	116.7%	99.4%
	Low	$139.6	(20.5)%	(17.7)%	0.7%	22.3%	(385.3)%
Aaron’s, Inc.	Rent-to-Own Household Products	$1,317.3	(19.9)%	(15.5)%	0.4%	1837.0%	1836.6%

(1)	As of September 8, 2010

Source: CapitalIQ and relevant filings.

Note: Trading Volume/Shares Outstanding defined as the sum of the daily shares traded over the last twelve months divided by the total shares outstanding for each class of stock.

Analysis of Historical Capital Simplification Transactions

VRA identified and analyzed 22 capital simplification transactions that occurred from 1999 to September 8, 2010. In selecting its sample, VRA focused on selected transactions with situations similar to the Capital Simplification. In each capital simplification transaction, two publicly traded classes of stock of a single company with different voting rights were reclassified or combined into a single class of publicly traded common stock. Of the 22 capital simplification transactions, 19 had exchange ratios of one-for-one, with the remaining three transactions having exchange ratios ranging from 1.08 to 1.22 to one for shares with higher voting rights to shares with lower or no voting rights. In five of the selected capital simplification transactions, the lower voting or nonvoting shares had 0.0% voting interest.

Relative to the reference transactions, the economic value and economic interest split between our two classes of stock is at the upper end of the range. The average economic value breakdown between lower or no vote shares and higher vote shares for the reference transactions is 54.8% to 45.2%, while the breakdown between our Common Stock and our Class A Common Stock is 87.8% to 12.2%. The voting interest breakdown between our Common Stock and our Class A Common Stock is 0% to 100%, while the population of reference transactions have an average of 12.7% to 87.3% voting interest between lower or no vote shares and higher vote shares. The effective premium for our Class A Common Stock at a one-for-one exchange ratio is 17.0%, as of September 8, 2010, which is within the range. For the population of selected reference transactions, the effective premium / (discount) on one-for-one exchanges ranged from (3.2)% to 32.5%, with an average of 3.4%.

Please see the tables below for more information on the precedent transactions reviewed by VRA and the effective premiums paid in historical capital simplification transactions.

			Market Capitalization	Economic Value		Economic Interest		Voting Interest
Date of			at Re-Classification	Low Vote	High Vote	Low Vote	High Vote	Low Vote		High Vote
Announcement	Re-Classification	Company	($ in millions)	Shares	Shares	Shares	Shares	Shares		Shares

12/21/2009	12/21/2009	Chipotle Mexican Grill, Inc.	$1,354	47.7%	52.3%	47.6%	52.4%	8.3%		91.7%
12/5/2008	1/27/2009	Mueller Water Products, Inc.	$619	25.8%	74.2%	25.6%	74.4%	4.1%		95.9%
2/7/2007	2/7/2007	Gamestop Corporation	$2,467	43.5%	56.5%	60.6%	39.4%	13.3%		86.7%
4/11/2006	4/11/2006	Eagle Materials Corporation	$1,765	51.7%	48.3%	51.6%	48.4%	15.0%		85.0	%(1)
4/19/2005	7/6/2005	Gartner, Inc.	$234	79.9%	20.1%	79.8%	20.2%	20.0%		80.0	%(2)
4/26/2005	5/27/2005	Agere Systems, Inc.	$2,187	47.6%	52.4%	47.6%	52.4%	20.0%		80.0	%(2)
11/16/2004	5/24/2005	Curtiss-Wright Corporation	$1,209	61.0%	39.0%	59.1%	40.9%	20.0%		80.0	%(2)
8/26/2003	11/14/2003	MIPS Technologies, Inc.	$237	38.2%	61.8%	38.2%	61.8%	20.0%		80.0	%(2)
10/22/2003	11/6/2003	Alberto-Culver Company	$2,041	55.3%	44.7%	44.9%	55.1%	7.6%		92.4%
5/19/2003	11/5/2003	Jo-Ann Stores, Inc.	$558	47.8%	52.2%	47.5%	52.5%	0.0%		100.0%
4/28/2003	9/22/2003	Florida East Coast Industries, Inc.	$1,116	46.5%	53.5%	46.5%	53.5%	20.0%		80.0	%(2)
4/25/2003	9/3/2003	Commonwealth Telephone Enterprises	$894	91.5%	8.5%	91.4%	8.6%	41.7%		58.3%
4/12/2002	12/13/2002	The Reader’s Digest Association, Inc.	$1,609	87.7%	12.3%	87.7%	12.3%	0.0%		100.0%
7/9/2002	10/22/2002	E-Z-EM, Inc.	$79	60.0%	40.0%	59.4%	40.6%	0.0%		100.0%
2/28/2002	5/3/2002	Freeport-McMoRan Copper & Gold, Inc.	$1,584	38.5%	61.5%	38.5%	61.5%	19.5	%(3)	80.0	%(2)
7/17/2001	10/8/2001	Conoco, Inc.	$16,534	29.6%	70.4%	30.0%	70.0%	7.9%		92.1%
3/28/2001	7/13/2001	AmSurg Corporation	$251	68.4%	31.6%	67.6%	32.4%	17.2%		82.8%
2/1/2001	5/15/2001	Raytheon Company	$10,048	70.5%	29.5%	70.3%	29.7%	19.9%		80.1%
12/8/2000	4/30/2001	Waddell & Reed Financial, Inc.	$1,322	51.9%	48.1%	51.9%	48.1%	17.5%		82.5%
7/3/2000	8/28/2000	The J. M. Smucker Company	$524	49.1%	50.9%	50.3%	49.7%	0.0%		100.0%
2/2/2000	4/24/2000	PMA Capital Corporation	$166	43.4%	56.6%	NA	NA	7.1%		92.9%
5/4/1999	6/24/1999	Pacificare Health Systems, Inc.	$4,920	69.8%	30.2%	67.5%	32.5%	0.0%		100.0%
		Aaron’s	$1,317	87.8%	12.2%	85.6%	14.4%	0.0%		100.0	%(4)
1:1	High			79.9%	74.2%	79.8%	74.4%	20.0%		100.0%
Transactions	Average			51.5%	48.5%	52.1%	47.9%	12.5%		87.5%
	Median			49.1%	50.9%	51.0%	49.0%	15.0%		85.0%
	Low			25.8%	20.1%	25.6%	20.2%	0.0%		80.0%
Premium	High			91.5%	52.2%	91.4%	52.5%	41.7%		100.0%
Transactions	Average			75.7%	24.3%	75.5%	24.5%	13.9%		86.1%
	Median			87.7%	12.3%	87.7%	12.3%	0.0%		100.0%
	Low			47.8%	8.5%	47.5%	8.6%	0.0%		58.3%
All	High			91.5%	74.2%	91.4%	74.4%	41.7%		100.0%
Transactions	Average			54.8%	45.2%	55.4%	44.6%	12.7%		87.3%
	Median			50.4%	49.6%	51.6%	48.4%	14.2%		85.8%
	Low			25.8%	8.5%	25.6%	8.6%	0.0%		58.3%

(1)	High vote shares entitled to elect at least 85% of the board.

(2)	High vote shares entitled to elect at least 80% of the board.

(3)	The remaining votes come from preferred stock holders entitled to cast 2.3% of the 20% voting rights reserved for non-class B shareholders.

(4)	As of September 8, 2010

Source: CapitalIQ, SEC filings, press releases.

			Market Capitalization	Premium or (Discount) for				Absolute Trading Volume of
Date of			at Re-Classification	High Vote Shares(1)				High Vote/Low Vote Shares(1)			Exchange Ratio	Effective
Announcement	Re-Classification	Company	($ in millions)	1 Day	1 Year	3 Years		1 Year	3 Years		High Vote: Low Vote	Premium

12/21/2009	12/21/2009	Chipotle Mexican Grill, Inc.	$1,354	(0.3)%	(5.9)%	(4.8)%		0.2%	0.1%		1:1	0.3%
12/5/2008	1/27/2009	Mueller Water Products, Inc.	$619	(1.4)%	(6.3)%	(2.4	)%(2)	62.0%	78.3	%(2)	1:1	1.4%
2/7/2007	2/7/2007	Gamestop Corporation	$2,467	(0.3)%	(7.7)%	1.5	%(2)	7.0%	8.2	%(2)	1:1	0.3%
4/11/2006	4/11/2006	Eagle Materials Corporation	$1,765	(0.3)%	(2.6)%	(3.1	)%(2)	11.7%	24.8	%(2)	1:1	0.3%
4/19/2005	7/6/2005	Gartner, Inc.	$234	(1.2)%	(1.3)%	(3.0)%		20.4%	31.2%		1:1	1.2%
4/26/2005	5/27/2005	Agere Systems, Inc.	$2,187	NA	NA	NA		NA	NA		1:1	NA
11/16/2004	5/24/2005	Curtiss-Wright Corporation	$1,209	(7.5)%	(0.5)%	(1.6)%		5.1%	8.2%		1:1	7.5%
8/26/2003	11/14/2003	MIPS Technologies, Inc.	$237	(4.0)%	(13.0)%	(8.3)%		66.3%	61.4%		1:1	4.0%
10/22/2003	11/6/2003	Alberto-Culver Company	$2,041	(32.5)%	(29.3)%	(20.4)%		672.0%	440.6%		1:1	32.5%
5/19/2003	11/5/2003	Jo-Ann Stores, Inc.	$558	13.2%	17.0%	13.4%		400.6%	298.1%		1.15:1	1.8%
4/28/2003	9/22/2003	Florida East Coast Industries, Inc.	$1,116	(0.4)%	(8.1)%	(11.5)%		37.5%	251.9%		1:1	0.4%
4/25/2003	9/3/2003	Commonwealth Telephone Enterprises	$894	0.0%	9.2%	(3.8)%		1.0%	70.0%		1.09:1	9.0%
4/12/2002	12/13/2002	The Reader’s Digest Association, Inc.	$1,609	2.8%	(11.5)%	(9.8)%		5.5%	4.0%		1.22:1	19.2%
7/9/2002	10/22/2002	E-Z-EM, Inc.	$79	3.2%	2.8%	3.4%		73.9%	51.2%		1:1	(3.2)%
2/28/2002	5/3/2002	Freeport-McMoRan Copper & Gold, Inc.	$1,584	3.2%	11.1%	0.7%		785.9%	558.1%		1:1	(3.2)%
7/17/2001	10/8/2001	Conoco, Inc.	$16,534	1.6%	8.6%	0.2	%(2)	169.5%	181.3	%(2)	1:1	(1.6)%
3/28/2001	7/13/2001	AmSurg Corporation	$251	(3.9)%	0.0%	1.5%		19.6%	26.5%		1:1	3.9%
2/1/2001	5/15/2001	Raytheon Company	$10,048	(4.4)%	(1.1)%	(2.1)%		37.5%	49.5%		1:1	4.4%
12/8/2000	4/30/2001	Waddell & Reed Financial, Inc.	$1,322	(2.6)%	(5.3)%	(4.0)%		22.3%	52.0%		1:1	2.6%
7/3/2000	8/28/2000	The J. M. Smucker Company	$524	2.7%	18.4%	2.8%		97.8%	121.5%		1:1	(2.7)%
2/2/2000	4/24/2000	PMA Capital Corporation	$166	NA	NA	NA		NA	NA		1:1	NA
5/4/1999	6/24/1999	Pacificare Health Systems, Inc.	$4,920	(9.4)%	(1.3)%	(1.5)%		633.8%	386.6%		1:1	9.4%
		Aaron’s Inc.	$1,317	(17.0)%	(22.9)%	(8.8)%		0.1%	0.2%		1:1	17.0	%(3)
1:1	High			3.2%	18.4%	3.4%		785.9%	558.1%		1:1	32.5%
Transactions	Average			(3.4)%	(2.4)%	(3.1)%		160.1%	137.1%		1:1	3.4%
	Median			(1.2)%	(1.3)%	(2.1)%		37.5%	52.0%		1:1	1.2%
	Low			(32.5)%	(29.3)%	(20.4)%		0.2%	0.1%		1:1	(3.2)%
Premium	High			13.2%	17.0%	13.4%		400.6%	298.1%		1.22:1	19.2%
Transactions	Average			5.3%	4.9%	(0.1)%		135.7%	124.0%		1.15:1	10.0%
	Median			2.8%	9.2%	(3.8)%		5.5%	70.0%		1.15:1	9.0%
	Low			0.0%	(11.5)%	(9.8)%		1.0%	4.0%		1.09:1	1.8%
All	High			13.2%	18.4%	13.4%		785.9%	558.1%		1.22:1	32.5%
Transactions	Average			(2.1)%	(1.3)%	(2.6)%		156.5%	135.2%		1.02:1	4.4%
	Median			(0.3)%	(1.3)%	(2.3)%		37.5%	56.7%		1:1	1.6%
	Low			(32.5)%	(29.3)%	(20.4)%		0.2%	0.1%		1.09:1	(3.2)%

(1)	Represents 1 day, 1 year and 3 years prior to respective announcement dates.

(2)	Represents 2 years instead of 3 years prior to respective announcement dates.

(3)	As of September 8, 2010

Source: CapitalIQ SEC filings, press releases. NA: insufficient data for comparison

			Stock Performance after Announcement			Stock Performance after Announcement			Trading Performance
Date of			Low Vote Shares			High Vote Shares			After Re-Classification
Announcement	Re-Classification	Company	1 Day	5 Days	30 Days	1 Day	5 Days	30 Days	1 Day	5 Days	30 Days

12/21/2009	12/21/2009	Chipotle Mexican Grill, Inc.	1.3%	1.5%	9.1%	NM	NM	NM	1.3%	1.8%	11.5%
12/5/2008	1/27/2009	Mueller Water Products, Inc.	19.5%	14.2%	48.7%	17.4%	12.6%	51.2%	19.5%	6.6%	38.2%
2/7/2007	2/7/2007	Gamestop Corporation	(0.9)%	(1.2)%	0.9%	NM	NM	NM	(0.9)%	0.0%	2.1%
4/19/2005	7/6/2005	Gartner, Inc.	(4.6)%	(0.4)%	13.7%	(4.6)%	0.2%	13.9%	0.2%	6.0%	0.1%
4/11/2006	4/11/2006	Eagle Materials Corporation	(0.6)%	9.2%	(13.2)%	NM	NM	NM	(0.6)%	9.2%	(13.2)%
4/26/2005	5/27/2005	Agere Systems, Inc.	(3.3)%	(4.1)%	(0.8)%	(4.1)%	(3.3)%	(0.8)%	12.4%	(6.6)%	2.1%
11/16/2004	5/24/2005	Curtiss-Wright Corporation	0.7%	4.9%	2.7%	1.3%	4.9%	3.0%	(1.7)%	(1.7)%	(8.1)%
8/26/2003	11/14/2003	MIPS Technologies, Inc.	2.3%	19.7%	27.4%	0.9%	21.4%	30.9%	(7.4)%	(7.9)%	(4.6)%
10/22/2003	11/6/2003	Alberto-Culver Company	3.1%	1.7%	NM	2.0%	0.6%	(0.2)%	(0.9)%	(1.9)%	(2.2)%
5/19/2003	11/5/2003	Jo-Ann Stores, Inc.	(7.4)%	(1.7)%	13.5%	(6.9)%	(0.3)%	14.5%	0.3%	(1.4)%	(24.0)%
4/28/2003	9/22/2003	Florida East Coast Industries, Inc.	(1.2)%	1.8%	9.7%	(0.8)%	2.7%	9.6%	(0.3)%	(5.5)%	(7.1)%
4/25/2003	9/3/2003	Commonwealth Telephone Enterprises	0.4%	6.8%	9.0%	1.3%	7.5%	11.7%	3.1%	0.1%	1.3%
4/12/2002	12/13/2002	The Reader’s Digest Association, Inc.	0.4%	(3.8)%	6.8%	20.6%	14.9%	27.8%	1.1%	(0.9)%	(8.6)%
7/9/2002	10/22/2002	E-Z-EM, Inc.	3.3%	3.3%	(3.3)%	2.4%	(6.9)%	(6.9)%	0.0%	(1.3)%	17.1%
2/28/2002	5/3/2002	Freeport-McMoRan Copper & Gold, Inc.	5.2%	3.9%	23.5%	5.3%	3.7%	22.5%	(1.1)%	2.5%	11.0%
7/17/2001	10/8/2001	Conoco, Inc.	0.4%	6.2%	9.8%	(0.9)%	4.5%	8.3%	3.0%	3.4%	(6.0)%
3/28/2001	7/13/2001	AmSurg Corporation	1.0%	2.4%	2.8%	0.7%	3.4%	2.6%	2.9%	(1.9)%	3.7%
2/1/2001	5/15/2001	Raytheon Company	(3.0)%	(3.3)%	(14.0)%	2.0%	1.6%	(9.5)%	(1.0)%	1.2%	5.7%
12/8/2000	4/30/2001	Waddell & Reed Financial, Inc.	5.1%	(10.0)%	(13.7)%	6.0%	(7.4)%	(10.4)%	(0.6)%	0.3%	1.3%
7/3/2000	8/28/2000	The J. M. Smucker Company	(4.6)%	(3.6)%	(3.3)%	(5.2)%	(2.9)%	(4.5)%	0.7%	10.1%	31.4%
2/2/2000	4/24/2000	PMA Capital Corporation	NA	NA	NA	NA	NA	NA	5.9%	8.1%	11.1%
5/4/1999	6/24/1999	Pacificare Health Systems, Inc.	10.3%	12.3%	13.9%	18.2%	18.6%	21.7%	24.3%	14.4%	21.3%
1:1	High		19.5%	19.7%	48.7%	18.2%	21.4%	51.2%	24.3%	14.4%	38.2%
Transactions	Average		1.9%	3.3%	6.7%	2.7%	3.6%	8.8%	2.9%	1.9%	6.1%
	Median		0.9%	2.1%	2.8%	1.3%	2.7%	3.0%	0.0%	1.2%	2.1%
	Low		(4.6)%	(10.0)%	(14.0)%	(5.2)%	(7.4)%	(10.4)%	(7.4)%	(7.9)%	(13.2)%
Premium	High		0.4%	6.8%	13.5%	20.6%	14.9%	27.8%	3.1%	0.1%	1.3%
Transactions	Average		(2.2)%	0.4%	9.8%	5.0%	7.3%	18.0%	1.5%	(0.7)%	(10.4)%
	Median		0.4%	(1.7)%	9.0%	1.3%	7.5%	14.5%	1.1%	(0.9)%	(8.6)%
	Low		(7.4)%	(3.8)%	6.8%	(6.9)%	(0.3)%	11.7%	0.3%	(1.4)%	(24.0)%
All	High		19.5%	19.7%	48.7%	20.6%	21.4%	51.2%	24.3%	14.4%	38.2%
Transactions	Average		1.3%	2.9%	7.2%	3.1%	4.2%	10.3%	2.7%	1.6%	3.8%
	Median		0.4%	1.8%	7.9%	1.3%	3.1%	9.0%	0.3%	0.2%	1.7%
	Low		(7.4)%	(10.0)%	(14.0)%	(6.9)%	(7.4)%	(10.4)%	(7.4)%	(7.9)%	(24.0)%

Source: CapitalIQ SEC filings, press releases.

NA: insufficient data for comparison. NM: Not meaningful for comparison.

The precedent transactions suggest that lower vote or no vote shares in one-for-one exchanges on average increase in price by 1.9%, 3.3% and 6.7% over 1 day, 5 days and 30 days, respectively, following the announcement, while higher vote shares increase in price by 2.7%, 3.6% and 8.8%, respectively, over the same time periods.

Additional Considerations

In addition to the foregoing, VRA considered several qualitative factors in rendering its fairness opinion. VRA considered the potential effects of the Capital Simplification on the liquidity of the Common Stock and Class A Common Stock, on our corporate governance and the perspective of institutional investors regarding an investment in our Common Stock.

Information Regarding VRA

The Special Committee selected VRA to act as its financial advisor and to render a fairness opinion regarding the Capital Simplification due to VRA’s reputation as a nationally recognized investment banking firm with experience in transactions similar to the Capital Simplification and because it is familiar with our Company, our business and our industry. VRA is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and private placements. Under the terms of our engagement letter with VRA, we agreed to pay VRA a fixed financial advisory services fee of $55,000 and an opinion fee of $30,000 that is not contingent on approval by the shareholders of the Capital Simplification proposal. We also agreed to reimburse VRA for reasonable expenses incurred by VRA in performing its services and to indemnify VRA and its related parties against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement. The terms of VRA’s fee arrangements were negotiated at arm’s length between the Special Committee and VRA.

VRA has not provided financial advisory services to our Company in the past and is not currently engaged on any other advisory assignments with us. In the future, VRA may provide financial advisory services to our Company and may receive fees for such services.

Other Proposed Amendments to the Amended and Restated Articles of Incorporation

As part of the Capital Simplification, we also propose to eliminate from our Amended and Restated Articles of Incorporation certain provisions that would be obsolete upon combination of the two classes and which our Board believes would be confusing if they remained. If the Capital Simplification proposal is approved, the following provisions would be eliminated from our Amended and Restated Articles of Incorporation:

•	references to authorization of Class A Common Stock and Common Stock;

•	provisions defining the rights of holders of shares of Class A Common Stock and Common Stock, including obsolete provisions regarding the convertibility of shares of Common Stock into shares of Class A Common Stock and the lack of voting rights for the Common Stock;

•	obsolete provisions allowing our Board to pay higher dividends on the Common Stock;

•	obsolete provisions requiring an acquirer of 20% or more of the Class A Common Stock to make a tender offer to acquire a like percentage of the Common Stock; and

•	obsolete provisions requiring a two-thirds supermajority vote of the holders of the Common Stock to approve amendments to our Amended and Restated Articles of Incorporation that adversely effect the nonvoting Common Stock.

These changes are reflected in the text of the proposed Amended and Restated Articles of Incorporation, marked to show changes to our current Amended and Restated Articles of Incorporation, included as Appendix A to this proxy statement. Except as specifically provided above, we do not intend this proposal to make any substantive change to our Amended and Restated Articles of Incorporation. Adoption of this proposal will have no effect upon our capital structure or on the substantive rights of holders of shares of Class A Common Stock or Common Stock, except for the elimination of the different voting rights of the two classes.

Certain Effects of the Capital Simplification Amendment

If the Capital Simplification proposal becomes effective, each share of our outstanding Common Stock will automatically be converted into one share of Class A Common Stock and the Class A Common Stock will be renamed, creating a single class of outstanding shares named simply “Common Stock.” Such conversion will have the following effects, among others, on the holders of our Class A Common Stock and our Common Stock:

Voting Rights

The most significant effect of the Capital Simplification will be on the relative voting rights of the two classes. The holders of the Class A Common Stock currently have one vote per share. The holders of the Common Stock currently are not entitled to vote, except as otherwise provided in the Amended and Restated Articles of Incorporation or by Georgia law, including the right to vote for the Capital Simplification proposal itself (but not any of the other proposals being considered at the Special Meeting). The outstanding Class A Common Stock currently is entitled to cast 100% of the votes cast by shareholders on most matters, but constitute only 14.35% of the aggregate number of outstanding shares of both classes. After the Capital Simplification, all holders of our outstanding Class A Common Stock, including the shares of Common Stock which are converted into Class A Common Stock, will have one vote per share. As a result, the total voting power of the current holders of Class A Common Stock will decrease from 100% to 14.35%. Mr. Loudermilk, Sr., who currently holds 61.46% of the outstanding Class A Common Stock and thus has 61.46% of the total voting power, will own (and have the right to vote) slightly more than 9% of the overall voting common shares if the Capital Simplification is approved. In addition, our Amended and Restated Articles of Incorporation and Georgia law require a separate class voting right if an amendment to our Amended and Restated Articles of Incorporation would alter the aggregate number of authorized shares of either such class or alter the powers, preferences or special rights of either such class so as to affect these rights adversely. Upon the conversion of the Common Stock into Class A Common Stock, these provisions will no longer have any effect because we would only have a single class of common shares outstanding.

Economic Equity Interests

The proposed Capital Simplification will have no impact on the economic equity interests of holders of our Class A Common Stock and our Common Stock, including with regard to dividends, liquidation rights or redemption. As of October 28, 2010, the shares held by the holders of our Class A Common Stock represented 14.35% of the aggregate number of outstanding shares of both classes, and the shares held by the holders of our Common Stock represented 85.65%. After the conversion of the Common Stock into Class A Common Stock, the common shares held by current holders of our Class A Common Stock and our Common Stock would represent the same proportions of our total outstanding shares.

Capitalization

The proposed Capital Simplification will have no impact on the total issued and outstanding shares of our common stock or on our total authorized common shares. As of October 28, 2010, there were 81,062,750 aggregate shares of common stock issued and outstanding, consisting of 11,635,056 shares of Class A Common Stock and 69,427,694 shares of Common Stock. After the conversion of the Common Stock into Class A Common Stock, there would be 81,062,750 shares of common stock outstanding as of such date. In addition, the proposal will not increase our total number of authorized shares of capital stock. We are currently authorized to issue 200,000,000 shares of Common Stock, 25,000,000 shares of Class A Common Stock and 1,000,000 shares of preferred stock. After the conversion, our authorized capital stock will consist of 225,000,000 shares of common stock and 1,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding or will be outstanding immediately following the conversion.

Market Price of Our Common Stock

After the Capital Simplification, the market price of shares of our Common Stock will depend on many factors, including our future performance, general market conditions and conditions in the industry in which we operate. Accordingly, we cannot predict the price at which our common shares will trade following the Capital Simplification, just as we could not predict the prices at which our Class A Common Stock or Common Stock would trade absent the Capital Simplification. On November 1, 2010, the per share closing prices of our Class A Common Stock and Common Stock on the New York Stock Exchange were $18.59 and $18.65, respectively.

NYSE Listing of Our Common Stock

After the Capital Simplification, the shares of our Class A Common Stock, renamed “Common Stock,” will continue to be listed on the New York Stock Exchange and its ticker symbol will be renamed “AAN.” We will cause our current Common Stock to be delisted from the New York Stock Exchange after the effective date of the Capital Simplification.

Stock Options and Restricted Stock Awards

In order to appropriately account for reclassifying the Common Stock into Class A Common Stock and then renaming the class, each option to purchase shares of our current Common Stock will become an option to purchase an equal number of shares of our renamed Class A Common Stock. Restricted shares of Common Stock awarded under our stock compensation plans will similarly become restricted shares of Class A Common Stock on a one-for-one basis.

Resales

Our combined common shares may be sold in the same manner as our Class A Common Stock and our Common Stock may currently be sold. Our affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933, as amended.

Interests of Certain Persons in the Capital Simplification Proposal

In considering the recommendation of our Board, you should be aware that some of our officers and directors may have interests in the conversion that are or may be different from, or in addition to, the interests of some or all of our public shareholders. For instance, certain of our officers and directors hold shares of Class A Common Stock and Common Stock as described under “Beneficial Ownership of Common Stock” above.

In addition, our founder, former Chief Executive Officer and current Chairman of our Board of Directors, Mr. Loudermilk, Sr., currently owns 61.46% of our outstanding Class A Common Stock, and less than 0.5% of our Common Stock. Mr. Loudermilk, Sr.’s son, Robert C. Loudermilk, Jr., is our current President, Chief Executive Officer and a member of our Board of Directors. As described above, prior to the public announcement of the proposed Capital Simplification, the Class A Common Stock consistently traded at a significant discount to the trading price of the Common Stock, averaging approximately 20% over the twelve months prior to the announcement. Our Board of Directors recognized that, upon the public announcement of the proposed Capital Simplification, the trading price of the Class A Common Stock was likely to increase significantly to a price much closer to the trading price of the Common Stock, and the price of the Class A Common Stock did in fact increase to that level almost immediately following the announcement.

Because of the significant share holdings of Mr. Loudermilk, Sr. and the impact that the reclassification will have on his voting power and the value of his share holdings, and because of this family relationship, Mr. Loudermilk, Sr. and Mr. Loudermilk, Jr. may be deemed to have an interest in the Capital Simplification that is different from the interests of certain classes of our shareholders or our shareholders as a whole. For these reasons, our Board of Directors delegated the consideration of the proposal to a Special Committee of our Board of Directors, as described above. The Special Committee consisted of Leo Benatar, Ronald W. Allen and David L. Kolb, who our Board considers to be independent and disinterested with respect to the proposal. Our Board of Directors directed the Special Committee to conduct an independent review and consideration of the potential terms of the combination of our two classes and, if appropriate, recommend a proposal to the full Board of Directors. The Special Committee was given the discretion to engage its own independent professional advisors. The Special Committee considered the interests of our Company and the holders of our Class A Common Stock and our Common Stock in reviewing the proposal, and determined that the proposal is in the best interests of our Company and fair to and in the best interests of the holders of our Class A Common Stock and the holders of our Common Stock. The fairness opinion delivered by VRA to the Special Committee concluded that, as of the date of the opinion, based upon and subject to the factors and assumptions set forth therein, the exchange ratio used to effect the Capital Simplification is fair from a financial point of view to the holders of our Class A Common Stock and the holders of our Common Stock. Based on the recommendation of the Special Committee and its own independent consideration of the proposal, our Board of Directors has unanimously approved the proposal and has recommended that our shareholders vote to approve the Capital Simplification. Mr. Loudermilk, Sr. has indicated that he intends to vote in favor of the Capital Simplification proposal and each of the other proposals described in this proxy statement.

Material Tax Consequences of the Capital Simplification Proposal

We have summarized below material federal income tax consequences of the conversion. We have based this summary on the Internal Revenue Code (“Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“Service”) and other applicable authorities, all as in effect on the date of this proxy statement-prospectus and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. persons that hold their shares of Common Stock or Class A Common Stock as capital assets for U.S. federal income tax purposes and does not address the tax treatment to shareholders who hold their shares through a partnership or other pass-through entity. Shareholders should be aware that this discussion does not address any issues that may be relevant to our shareholders who acquired their shares in compensatory transactions or other holders who are subject to special circumstances or tax rules (such as dealers in securities or foreign persons). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to our shareholders in light of their particular circumstances or those of our shareholders that are subject to special treatment under U.S. federal income tax laws. Furthermore, this summary does not address any aspect of state, local or foreign tax consequences of the Capital Simplification proposal. No assurance can be given that the Service would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Because the tax consequences to you will depend on your particular facts and circumstances, you are urged to consult your own tax advisor with respect to the tax consequences of the implementation of the Capital Simplification, including tax reporting requirements.

We believe that as a result of the implementation of the Capital Simplification:

•	holders of our Class A Common Stock and holders of our Common Stock will not recognize gain or loss upon the conversion of Common Stock into Class A Common Stock and the renaming of the Class A Common Stock as “Common Stock;”

•	a shareholder’s aggregate basis in its shares of new Common Stock received upon completion of the Capital Simplification will be the same as the shareholder’s aggregate basis in the old Common Stock that was converted pursuant to the Capital Simplification;

•	a shareholder’s holding period for shares of new Common Stock received upon completion of the Capital Simplification will include such shareholder’s holding period for the old Common Stock converted pursuant to the Capital Simplification, provided that each share of old Common Stock was held by such shareholder as a capital asset as defined in Section 1221 of the Code on the effective date of the conversion; and

•	we will not recognize gain or loss for federal income tax purposes upon the conversion of our Common Stock into Class A Common Stock and the renaming of the Class A Common Stock as “Common Stock.”

Conditions Precedent to Effectiveness of the Capital Simplification

The effectiveness of the conversion of the Common Stock into Class A Common Stock and the related amendments to our Amended and Restated Articles of Incorporation as described above are conditioned upon each of the following:

•	Approval by holders of a majority of the outstanding shares of Class A Common Stock; and

•	Approval by holders of a majority of the outstanding shares of Common Stock.

If approved, the conversion of the Common Stock into Class A Common Stock and the amendment of our Amended and Restated Articles of Incorporation will become effective upon filing with the Secretary of State of the State of Georgia, which we expect to occur on the day following the Special Meeting.

Shareholder Action if Proposal is Approved

If the proposed Capital Simplification is approved and filed with the Secretary of State of the State of Georgia, the conversion will be automatically effective and no shareholder action will be required. Upon effectiveness of the conversion, physical stock certificates representing currently outstanding shares of Class A Common Stock or Common Stock will automatically become certificates for an equal number of shares of the new single class of Common Stock, and shareholders will not be required to exchange their certificates for new certificates. Holders of physical certificates who wish to exchange their certificates for new physical certificates for new Common Stock may surrender their old certificates to our transfer agent, Computershare Trust Company. Computershare may be reached at 1-781-575-2879 or online at www-us.computershare.com (click on “Investor Centre” under “Investors”).

Reservation of Rights by our Board of Directors

Our Board of Directors reserves the right to abandon the adoption of the Capital Simplification proposal at the Special Meeting without further action by our shareholders at any time before its effectiveness (as described above), even if the proposal has been approved by the shareholders and all other conditions to such adoption have been satisfied. Although our Board of Directors does not anticipate exercising its rights to abandon the amendments or contemplate specific events that would trigger abandonment, our Board will defer or abandon the amendments if, in its business judgment, the Capital Simplification is no longer in the best interests of our Company or our shareholders. By voting in favor of the amendments, you will also be expressly authorizing our Board of Directors to determine not to proceed with, and abandon, the amendments (including the conversion) if it should decide to do so.

No Appraisal Rights

No appraisal rights are available under the Georgia Business Corporation Code, our Amended and Restated Articles of Incorporation or our bylaws to any shareholder who does not vote in favor of the adoption and approval of the Capital Simplification proposal.

Recommendation of Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CAPITAL SIMPLIFICATION PROPOSAL.

PROPOSAL TO AMEND THE BYLAWS TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS
(Item 2)

In order to provide increased leadership stability in the management of our Company and consistent with the practices of many organizations like our Company, our Board of Directors is recommending a proposed amendment to Section 2 of Article III of our bylaws to divide our Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office of three years each, thereby establishing a classified Board of Directors. The bylaws currently provide for a Board of Directors consisting of a single class of eleven directors who are elected at each annual meeting of shareholders.

If the Board Classification proposal is approved, the members of our Board of Directors will no longer be elected annually as a single class. Instead, the members of our Board of Directors will be divided into three classes as nearly equal in number as possible, with terms of office of three years each, and the term of office of one class of directors expiring each year. To implement the proposal, immediately following the Special Meeting each of our current directors will be placed in one of the three classes, as follows:

•	Class I — R. Charles Loudermilk, Sr., Ronald W. Allen, John C. Portman, Jr., and Ray M. Robinson will be placed in Class I. The initial term for each of the Class I directors would expire at the annual meeting of shareholders expected to be held in May 2011. At the May 2011 annual meeting, the shareholders will elect four Class I directors for a term of three years.

•	Class II — William K. Butler, Jr., Leo Benatar, and John B. Schuerholz will be placed in Class II. The initial term for each of the Class II directors would expire at the annual meeting of shareholders expected to be held in May 2012. At the May 2012 annual meeting, the shareholders will elect three Class II directors for a term of three years.

•	Class III — Robert C. Loudermilk, Jr., Gilbert L. Danielson, and David L. Kolb will be placed in Class III. The initial term for each of the Class III directors would expire at the annual meeting of shareholders expected to be held in May 2013. At the May 2013 annual meeting, the shareholders will elect three Class III directors for a term of three years.

At each annual shareholders’ meeting at which a specific class’ term expires, nominees elected or reelected as a director for that class will serve a three-year term for a term of three years to succeed those whose terms are expiring.

To preserve the classified board structure, the Board Classification proposal also provides that a director elected by our Board of Directors to fill a vacancy resulting from the resignation, retirement, death, disqualification or removal of a director will be a member of the same class as the director he or she succeeds, unless by reason of any previous changes in the authorized number of directors, our Board of Directors designates the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

Under the Georgia Business Corporation Code, if the directors of a corporation have staggered terms, the directors may be removed only for cause, unless the corporation’s articles of incorporation or bylaws provide otherwise. Presently, our bylaws allow that any director may be removed from office by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, with or without cause. If the shareholders approve the Board Classification proposal, shareholders would only be permitted to remove directors for cause, but not in other circumstances.

If the Board Classification proposal is approved, unless a director is removed for cause or resigns, three annual elections will be needed to replace all of the directors on the classified Board of Directors. This amendment to our bylaws may, therefore, discourage an individual or entity from acquiring a significant position in our Company’s stock with the intention of obtaining a seat on our Board of Directors. If this proposal is adopted, these provisions will be applicable to each annual election of directors, including the elections following any change of control of our Company.

We are not aware of any present third-party plans to gain control of our Company, and the amendment of our bylaws to establish a classified board is not being recommended in response to any such plan. Rather, our Board of Directors is recommending the amendment of our bylaws to establish a classified board as part of its review of our Company’s corporate governance structure in connection with the Capital Simplification proposal, which, if it is approved, would result in our Chairman, R. Charles Loudermilk, Sr., losing majority voting control of our Company, and consequently could potentially expose our Company to unsolicited takeover bids that our Board of Directors might not believe are in the best interests of the Company and our shareholders. The Board Classification proposal should assist all of our shareholders in seeking fair and equitable treatment in the event of an unsolicited takeover bid situation.

Advantages of the Classified Board Amendment

The Board Classification proposal is designed to promote continuity and stability in our Board of Directors’ leadership and policies by providing that at any given time a majority of the directors will have prior experience with our Company and, therefore, will be familiar with its business and operations. We have not experienced continuity problems in the past, and our Board of Directors desires that this experience continue.

Our Board of Directors believes that the stability in its leadership and policies in the past has helped to promote the creation of long-term shareholder value. Our Board of Directors also believes that a classified board will assist our Board of Directors in protecting the interests of our shareholders in the event of an unsolicited offer for our Company by encouraging any potential acquirer to negotiate directly with our Board of Directors.

Disadvantages of the Classified Board Amendment

The amendment to establish a classified Board of Directors may increase the amount of time required for a takeover bidder to obtain control of our Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding Common Stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company. Thus, this amendment could discourage certain takeover attempts, perhaps including some takeovers that shareholders may feel would be in their best interests. By potentially discouraging accumulations of large blocks of our stock and fluctuations in the market price of our stock caused by accumulations, this amendment could cause shareholders to lose opportunities to sell their shares at temporarily higher prices. Further, the Board Classification proposal will make it more difficult for our shareholders to change the majority composition of our Board of Directors, even if the shareholders believe such a change would be desirable. Because of the additional time required to change the control of our Board of Directors, the Board Classification proposal could be viewed as tending to perpetuate present management.

The complete text of the proposed amendments to our bylaws are attached as Appendix C to this proxy statement.

Vote Required; Implementation

The affirmative vote of the holders of a majority of the outstanding shares of our Class A Common Stock will be required for the adoption and approval of the amendment to our bylaws providing for a classified board of directors. If this proposal is approved by the shareholders, our directors will immediately be placed in Classes I, II, and III as described above, and each will serve for the initial term of office that relates to their class. Only nominees for Class I will be up for election or reelection at the 2011 annual meeting, for a three-year term. Initial elections for Classes II and III will follow in 2012 and 2013, respectively. If the holders of our Class A Common Stock do not approve this proposal, shareholders will continue to vote for a full slate of a single class of director nominees at every annual shareholders meeting.

The approval of this proposal is conditioned upon the approval of the Capital Simplification proposal.

No Appraisal Rights

No appraisal rights are available under the Georgia Business Corporation Code, our Amended and Restated Articles of Incorporation or our bylaws to any shareholder who does not vote in favor of the adoption and approval of this amendment of the bylaws.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE BOARD CLASSIFICATION PROPOSAL.

PROPOSAL TO AMEND THE BYLAWS REGARDING THE FILLING OF BOARD VACANCIES
(Item 3)

Our bylaws currently provide that all vacancies on our Board of Directors, except those resulting from a director’s removal from office by the shareholders, may be filled by a majority of the directors then in office or by a sole remaining director. If there are no directors in office, then vacancies are filled through election by the shareholders. In order to provide additional stability in management of our Company, our Board of Directors is recommending a proposed amendment to Sections 4 and 10 of Article III of our bylaws to provide that all vacancies on our Board of Directors, including those resulting from removal by the shareholders, will be filled by a majority of the directors then in office or by a sole remaining director. In the event there are no directors in office, vacancies shall continue to be filled through election by the shareholders.

Advantages of the Vacancy Proposal

The Vacancy proposal, if approved, will result in an amendment to our bylaws to provide that all vacancies on our Board of Directors shall only be filled by the remaining members of our Board of Directors. This amendment will allow for more continuity of management and for the addition of directors who meet specific needs of our Board of Directors as understood by the other members of our Board of Directors. Additionally, with our Board of Directors being solely responsible for filling vacancies on our Board, we will not have to incur the time and expense of holding a special shareholder meeting to elect a director to fill a vacancy on our Board of Directors. This amendment to our bylaws also may serve to discourage an individual or entity from acquiring a significant position in our stock with the intention of obtaining a seat on our Board of Directors.

We are not aware of any present third-party plans to gain control of our Company, and the amendment of our bylaws to provide that vacancies shall only be filled by our Board of Directors is not being recommended in response to any such plan. Rather, our Board of Directors is recommending the amendment of our bylaws to allow for the filling of vacancies only by our Board of Directors as part of its review of our Company’s corporate governance structure in connection with the Capital Simplification proposal, which, if it is approved, would result in Mr. Loudermilk, Sr., losing majority voting control of our Company, and consequently could potentially expose us to unsolicited takeover bids. The Vacancy proposal should assist all of our shareholders in seeking fair and equitable treatment in the event of an unsolicited takeover bid situation.

Disadvantages of the Vacancy Proposal

The Vacancy proposal, if approved, will make it more difficult for shareholders to change the composition of our Board of Directors, even if the shareholders believe such a change would be desirable. The Vacancy proposal also could be viewed as a tool to perpetuate present Board leadership.

The complete text of the proposed amendments to our bylaws are attached as Appendix C to this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Class A Common Stock will be required for the adoption and approval of this amendment to our bylaws. If the holders of our Class A Common Stock approve this proposal, our bylaws will be amended to provide that vacancies on our Board of Directors may only be filled by our Board of Directors, except in the event that there are no directors in office, in which case the vacancies shall be filled through election by our shareholders. If the holders of our Class A Common Stock do not approve this proposal, shareholders will continue to have the right, under certain circumstances, to replace a former director who has been removed by a vote of the shareholders.

The approval of this proposal is conditioned upon the approval of the Capital Simplification proposal.

No Appraisal Rights

No appraisal rights are available under the Georgia Business Corporation Code, our Amended and Restated Articles of Incorporation or our bylaws to any shareholder who does not vote in favor of the adoption and approval of the amendment of the bylaws.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE VACANCY PROPOSAL.

PROPOSAL TO AMEND THE BYLAWS TO
REDUCE THE DEFAULT SHAREHOLDER APPROVAL THRESHOLD
(Item 4)

Our bylaws currently provide that when a matter is submitted to our shareholders for approval, a majority of the outstanding shares entitled to vote and present, in person or by proxy, is required for approval. In order to make our default shareholder approval vote requirement less stringent, which is consistent with the Georgia Business Corporation Code, our Board of Directors is recommending a proposed amendment to Section 6 of Article II of our bylaws to provide that when a quorum is present at any meeting, action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Advantages of the Voting Proposal

The Voting proposal is designed to reduce the default approval threshold required for matters submitted to shareholders for a vote. Currently, in order for an action to be approved by shareholders, a majority of the outstanding voting shares entitled to vote must be cast in favor of the action. With the approval of the Voting proposal, an action will be approved by shareholders if the votes cast in favor of the action exceed the votes cast opposing the action (other than the election of directors or other matters for which law, our bylaws or our Amended and Restated Articles of Incorporation prescribe a different vote). This lower voting threshold is consistent with the default voting threshold under the Georgia Business Corporation Code and, we believe, is more customary than the current majority voting power standard.

If the Capital Simplification proposal is adopted, the voting power of our shareholders will be more widely dispersed than it is currently, potentially making it more difficult to obtain shareholder approval of matters submitted to the shareholders for a vote. The Voting proposal will allow our shareholders to more easily approve matters that are submitted to a vote of the shareholders (unless a higher voting threshold is otherwise required). Abstentions and broker non-votes, which currently have the same effect as “no” votes under the default voting provision of our current bylaws, will not be considered “votes cast” if the Voting proposal is approved and, consequently, will have no effect on the approval of matters that are subject to the default voting threshold. The Voting proposal also permits action to be taken or rejected by shareholders that affirmatively elect to vote for or against a proposal, whereas the current standard could allow proposals to fail merely due to the inaction of shareholders.

Disadvantages of the Voting Proposal

The amendment to reduce the default shareholder vote may make it easier for one or a few large shareholders to take actions without negotiating with our Board of Directors, including in the event of an unsolicited bid to take over or restructure our Company. We are not aware of any present third-party plans to gain control of our Company, and the amendment of our bylaws to reduce the default vote requirement is not being recommended in response to any such plan. Rather, our Board of Directors is recommending this amendment of our bylaws as part of its review of our Company’s corporate governance in connection with the Capital Simplification proposal, which, if it is approved, would result in Mr. Loudermilk, Sr., losing majority voting control of our Company, and consequently could potentially make it more difficult to obtain shareholder approval of matters submitted to a shareholder vote.

The complete text of the proposed amendments to our bylaws are attached as Appendix C to this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Class A Common Stock will be required for the adoption and approval of the amendment to our bylaws providing for a reduction in the default approval threshold required for matters submitted to shareholders for a vote. If the holders of our Class A Common Stock approve this proposal, then matters submitted to shareholders for a vote will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter, unless a different vote is required. If the holders of our Class A Common Stock do not approve this proposal, matters submitted to shareholders will continue to require the affirmative vote of the holders of a majority of the outstanding shares in order to be approved.

The approval of this proposal is conditioned upon the approval of the Capital Simplification proposal.

No Appraisal Rights

No appraisal rights are available under the Georgia Business Corporation Code, our Amended and Restated Articles of Incorporation or our bylaws to any shareholder who does not vote in favor of the adoption and approval of this amendment of the bylaws.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE VOTING PROPOSAL.

DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference information into this proxy statement. This means that we may refer you to important information about us provided in other documents on file with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, unless that information has been updated in this proxy statement. In addition, we may, from time to time, update information in this proxy statement or in another document that is incorporated by reference. Whenever we file a document with the SEC that updates information in this proxy statement or in any other document incorporated by reference, the new information will be considered to replace the old information. Any statement in this document that is subsequently updated will no longer be considered a part of this proxy statement.

The following documents are incorporated by reference into this proxy statement:

•	the financial statements, selected quarterly financial data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with our accountants on accounting and financial disclosure and market risk disclosures, if any, contained in our annual report on Form 10-K filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended December 31, 2009.

•	the financial statements, selected quarterly financial data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with our accountants on accounting and financial disclosure and market risk disclosures, if any, contained in our quarterly reports on Form 10-Q filed with the SEC on May 4, August 4 and November 3, 2010; and

•	any financial statements, selected quarterly financial data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with our accountants on accounting and financial disclosure and market risk disclosures contained in documents we may subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting.

We will provide, without charge, upon the written or oral request of any person to whom this proxy statement is delivered, a copy of any and all information that has been incorporated by reference into this proxy statement. We will not provide exhibits to any of these documents, however, unless the exhibits are specifically incorporated by reference in this proxy statement. Requests for copies should be addressed to: Corporate Secretary, Aaron’s, Inc., 309 East Paces Ferry Road, NE, Atlanta, Georgia 30305-2377, telephone number (404) 231-0011. These documents are also included in our SEC filings, which you can access electronically at the SEC website located at http://www.sec.gov.

SHAREHOLDER PROPOSALS AT 2011 ANNUAL MEETING

In accordance with the provisions of Rule 14a-8(e) of the SEC, proposals of shareholders intended to be presented at our 2011 annual meeting must be received by December 7, 2010 to be eligible for inclusion in our proxy statement and form of proxy for that meeting. If a shareholder desires the Board to consider including in its slate of director nominees for the 2011 annual meeting a nominee submitted to our Company by such shareholder, the shareholder must submit such nomination in compliance with the procedures described under Article III, Section 3 of our bylaws by December 7, 2010 to be eligible for inclusion in the Board of Directors’ nominee slate. If a shareholder otherwise desires to nominate a candidate for election to the Board of Directors, such shareholder must submit the nomination in compliance with our bylaws not less that 14 nor more than 50 days prior to the 2011 annual meeting, which we currently anticipate will be held on May 3, 2011. Other shareholder proposals not made in accordance with the provisions of Rule 14a-8(e)(3) must be submitted to our Board of Directors in compliance with our bylaws between 90 to 120 days prior to the 2011 annual meeting in order to be considered timely. We retain discretion to vote proxies we receive with respect to director nominations or any other business proposals received after their respective deadlines for submission as described above. We retain discretion to vote proxies we receive with respect to such proposals received prior to such deadlines provided (a) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion, and (b) the proponent does not issue its own proxy statement.

OTHER MATTERS

The Board of Directors of our Company knows of no other matters to be brought before the Special Meeting. However, if other matters should properly come before the Special Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of our Company.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES L. CATES
Senior Group Vice President
and Corporate Secretary

November 3, 2010

APPENDIX A

PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF

AARON’S, INC.
I.

The name of the corporation is:

AARON’S, INC.
II.

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code (the “Code”).

III.

The Corporation shall have perpetual duration.

IV.

The Corporation is organized for the following purposes:

To buy, sell, rent and lease office and residential furniture and accessories and other personal property of all kinds; to manufacture, sell and deliver furniture of any kind whatsoever; and generally to manufacture, produce, assemble, fabricate, import, purchase or otherwise acquire, invest in, own, hold, use, maintain, service or repair, sell, rent, lease, pledge, mortgage, exchange, export, distribute, assign and otherwise dispose of and to trade and deal in and with, at wholesale or retail, goods, wares, merchandise, commodities, articles of commerce and property of every kind and description; and to engage in, conduct and carry on a general manufacturing, importing and exporting, merchandising, leasing, mercantile and trading business in any and all branches thereof.

To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one ~~o~~
or
 more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation.

IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and anything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by referenced to, or inference from, the terms of any provision of this or any other Article of these Amended and Restated Articles of Incorporation.

V.

The Corporation shall have authority to issue shares of capital stock consisting of Two Hundred
Twenty-Five
 Million (2~~00~~
25
,000,000) shares of Common Stock, par value $0.50 per share (“Common Stock”), ~~Twenty-Five~~

~~Million (25,000,000) shares of Class A Common Stock, par value $0.50 per share (“Class A Common Stock”) (collectively, the “Stock”),~~ and One Million (1,000,000) shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”).

The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law. The Board of Directors may from time to time distribute to shareholders out of capital surplus of the Corporation a portion of its assets, in cash or in property.

Section 1.  Terms of the ~~Class A Common Stock and~~ Common Stock.  The powers, preferences and rights of the ~~Class A Common Stock and the~~ Common Stock, and the qualifications, limitations or restrictions thereof, shall be as follows:

(a) Voting.  At each annual or special meeting of stockholders, each holder of ~~Class A~~ Common Stock shall be entitled to one (1) vote in person or by proxy for each share of ~~Class A~~ Common Stock standing in such person’s name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of stockholders~~; holders of Common Stock shall not be entitled to vote on any matters except as otherwise expressly provided by these Amended and Restated Articles of Incorporation or the Code~~.

(b) Dividends and Other Distributions.  The record holders of the
Common
Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors out of funds legally available therefor. ~~Each share of Class A Common Stock and each share of Common Stock shall have identical rights with respect to dividends and distributions (including distributions in connection with any recapitalization, and upon liquidation, dissolution or winding up, either partial or complete, of the Corporation); provided, that in the case of regular cash dividends, the Corporation may pay a dividend on the Common Stock without paying any dividend on the Class A Common Stock, and the payment per share of Common Stock may be higher (but in no event lower) than the payment per share of Class A Common Stock; and provided further, that dividends or other distributions payable on the Stock in shares of Stock shall be made to all holders of Stock and may be made only as follows: (i) in shares of Common Stock to the record holders of Class A Common Stock and to the record holders of Common Stock, (ii) in shares of Class A Common Stock to the record holders of Class A Common Stock and in shares of Common Stock to the record holders of Common Stock, or (iii) in any other authorized class or series of capital stock to the holders of both classes of Stock.~~

~~(c) Convertibility.  Except as provided below, neither the Class A Common Stock nor the Common Stock shall be convertible into another class of Stock or any other security of the Corporation.~~

~~(1) All outstanding shares of Common Stock may be converted into shares of Class A Common Stock on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Common Stock, either the Class A Common Stock or Common Stock is, or both are, excluded from quotation on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or, if such shares are listed on a national securities exchange, from trading on the principal national securities exchange on which such securities are traded.~~

~~(2) All outstanding shares of Common Stock shall be immediately converted into shares of Class A Common Stock on a share-for-share basis if at any time the number of outstanding shares of Class A Common Stock as reflected on the stock transfer records of the Corporation falls below 10% of the aggregate number of outstanding shares of Class A Common Stock and Common Stock. For purposes of the immediately preceding sentence, any shares of Class A Common Stock and Common Stock repurchased or otherwise acquired by the Corporation shall no longer be deemed “outstanding” from and after the date of repurchase.~~

~~(3) If the Common Stock is converted pursuant to subsection (c)(1) or (c)(2), certificates which formerly represented outstanding shares of Common Stock will thereafter be deemed to represent a like number of shares of Class A Common Stock and all shares of Stock authorized by these Amended and Restated Articles of Incorporation shall be deemed to be shares of Class A Common Stock.~~

~~(d) Common Stock Protection.~~

~~(1) If, after October 30, 1992 (the “Effective Date”), any person or group acquires (other than upon issuance or sale by the Corporation, by operation of law, by will or the laws of descent and distribution, by charitable contribution or gift, or by foreclosure of a bona fide loan) beneficial ownership of shares of~~

~~Class A Common Stock constituting 20% or more of the then issued and outstanding shares of Class A Common Stock (such acquisition making such person or group a “Significant Shareholder”), and such person or group does not then beneficially own shares of Common Stock constituting an equal or greater percentage of all then issued and outstanding shares of Common Stock, such Significant Shareholder must, within a 90-day period beginning the day after becoming a Significant Shareholder, commence a public tender offer in compliance with all applicable laws and regulations to acquire additional shares of Common Stock (a “Common Stock Protection Transaction”) as provided in this subsection (d) of Section 1 of this Article V.~~

~~(2) In a Common Stock Protection Transaction, the Significant Shareholder must offer to acquire from the holders of the Common Stock that number of shares of Common Stock (the “Additional Shares”) determined by (i) multiplying the percentage of issued and outstanding shares of Class A Common Stock beneficially owned by such Significant Shareholder which were acquired after the Effective Date by the total number of shares of Common Stock issued and outstanding on the date such person or group became a Significant Shareholder, and (ii) subtracting therefrom the total number of shares of Common Stock beneficially owned by such Significant Shareholder on such date (including shares acquired on such date or prior to the time such person or group became a Significant Shareholder). The Significant Shareholder must acquire all shares validly tendered; provided, however, that if the number of shares of Common Stock tendered to the Significant Shareholder exceeds the number of shares required to be acquired pursuant to this paragraph (2), the number of shares of Common Stock acquired from each tendering holder shall be pro rata in proportion to the total number of shares of Common Stock tendered by all tendering holders.~~

~~(3) The offer price for any shares of Common Stock required to be purchased by a Significant Shareholder pursuant to a Common Stock Protection Transaction shall be the greater of (i) the highest price per share paid by the Significant Shareholder for any share of Class A Common Stock or Common Stock (whichever is higher) in the six-month period ending on the date such person or group became a Significant Shareholder and (ii) the highest closing price of a share of Class A Common Stock or Common Stock (whichever is higher) on the NASDAQ National Market System (or such other quotation system or securities exchange constituting the principal trading market for either class of Stock) during the thirty calendar days preceding the date such person or group became a Significant Shareholder. For purposes of paragraph (4) below, the applicable date for the calculations required by the preceding sentence shall be the date on which the Significant Shareholder acquires beneficial ownership of an additional 5% of the then issued and outstanding shares of Class A Common Stock. If the Significant Shareholder has acquired Class A Common Stock or Common Stock in the six-month period ending on the date such person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per share of Class A Common Stock or Common Stock shall be as determined in good faith by the Board of Directors.~~

~~(4) A Common Stock Protection Transaction shall also be required to be effected each time a Significant Shareholder acquires beneficial ownership of shares of Class A Common Stock constituting an additional 5% or more of the then issued and outstanding Class A Common Stock (other than upon issuance or sale by the Corporation, by operation of law, by will or the laws of descent and distribution, by charitable contribution or gift, or by foreclosure of a bona fide loan) subsequent to the last acquisition of Class A Common Stock which triggered the requirement for a Common Stock Protection Transaction, if such Significant Shareholder does not then beneficially own shares of Common Stock constituting an equal or greater percentage of all issued and outstanding shares of Common Stock. Such Significant Shareholder shall be required to offer to buy through a public tender offer that number of Additional Shares prescribed in paragraph (2) above, and must acquire all shares validly tendered or a pro rata portion thereof, as specified in such paragraph (2) above, at the price determined pursuant to paragraph (3) above, even if a previous Common Stock Protection Transaction resulted in fewer shares of Common Stock being tendered than such previous offer included.~~

~~(5) The requirement to engage in a Common Stock Protection Transaction is satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares included in the required offer.~~

~~(6) If any Significant Shareholder fails to make an offer required by this subsection (d) of Section 1 of this Article V, or to purchase shares validly tendered and not withdrawn (after proration, if any), such~~

~~Significant Shareholder shall not be entitled to vote any shares of Class A Common Stock beneficially owned by such Significant Shareholder and acquired by such Significant Shareholder after the Effective Date unless and until such requirements are complied with or unless and until all shares of Class A Common Stock causing such offer requirement to be effective are no longer beneficially owned by such Significant Shareholder. To the extent that the voting power of any shares of Class A Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose under these Amended and Restated Articles of Incorporation or the Code.~~

~~(7) The Common Stock Protection Transaction requirement shall not apply to any increase in percentage ownership of Class A Common Stock resulting solely from a change in the total amount of Class A Common Stock outstanding; provided, that any acquisition after such change which results in any person or group beneficially owning 20% or more of the Class A Common Stock (or an additional 5% or more of the Class A Common Stock subsequent to the last acquisition which triggered the requirement for a Common Stock Protection Transaction) excluding, with respect to the numerator but not the denominator for the calculation of such percentage, shares of Class A Common Stock held by such Significant Shareholder immediately after the Effective Date (or immediately after the last acquisition which triggered the requirement for a Common Stock Protection Transaction, as the case may be), shall be subject to any Common Stock Protection Transaction requirement that would be imposed with respect to a Significant Shareholder pursuant to this subsection (d) of Section 1 of this Article V.~~

~~(8) All calculations with respect to percentage ownership of issued and outstanding shares of either class of Stock will be based upon the numbers of issued and outstanding shares reported by the Corporation on the last filed of (i) the Corporation’s most recent Annual Report on Form 10-K, (ii) its most recent definitive proxy statement, (iii) its most recent Quarterly Report on Form 10-Q, or (iv) if any, its most recent Current Report on Form 8-K.~~

~~(9) For purposes of this subsection (d) of Section 1 of Article V, the term “person” means a natural person, company, government, or political subdivision agency or instrumentality of a government, or other entity. The terms “beneficial ownership” and “group” have the same meanings as used in Regulation 13D promulgated under the Exchange Act, subject to the following qualifications: (i) relationships by blood or marriage between or among any persons will not constitute any of such persons a member of a group with any other such persons, absent affirmative attributes of concerted action; (ii) any person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares of Stock where such beneficial ownership exists solely by virtue of such person’s status as a trustee (or similar position) with respect to shares of Stock held by plans or trusts for the general benefit of employees or retirees of the Corporation, and actions taken or agreed to be taken by him in such official capacity or in any other official capacity will not be deemed to constitute such a person a member of a group with any other person; and (iii) formation of a group will not be deemed to be an acquisition by the group (or any member thereof) of beneficial ownership of any shares of Class A Common Stock then owned by a group member and acquired by such member from the Corporation, by operation of law, by will or the laws of descent or distribution, by charitable contribution or gift, or by foreclosure of a bona fide loan. Furthermore, for the purposes of calculating the number of shares of Common Stock beneficially owned by such shareholder or group: (a) shares of Common Stock acquired by gift shall be deemed to be beneficially owned by such shareholder or member of such group only if such gift is made in good faith and not for the purposes of circumventing the Common Stock Protection Transaction feature; (b) only shares of Common Stock owned of record by such shareholder or member of such group, or held by others as nominees of such shareholder or member and identified as such to the Corporation, shall be deemed to be beneficially owned by such shareholder or group (provided that shares with respect to which such shareholder or member has sole investment and voting power shall be deemed to be beneficially owned thereby); and (c) only shares of Common Stock acquired by such shareholder or member of such group for an “equitable price” shall be treated as being beneficially owned by such shareholder or group. An “equitable price” will be deemed to have been paid only when shares of Common Stock have been acquired at a price at least equal to the greater of (1) the highest per share price paid by the acquiring person, in cash or in non-cash consideration, for any shares of Class A Common Stock or Common Stock (whichever is higher) in the six-month period ending on the date such person or~~

~~group became a Significant Shareholder and (ii) the highest closing price of a share of Class A Common Stock or Common Stock (whichever is higher) on the NASDAQ National Market System (or such other quotation system or securities exchange constituting the principal trading market for either class of Stock) during the thirty calendar days preceding the date such person or group became a Significant Shareholder, with the value of any non-cash consideration in either case being determined by the Board of Directors acting in good faith.~~

~~(e) Merger and Consolidation.  In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), or a statutory share exchange involving the Stock, the holders of Common Stock shall be entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by any holder of the Class A Common Stock in such merger or consolidation.~~

~~(f) Subdivision of Shares.  If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Common Stock, the outstanding shares of the other such class of Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Stock have been split, subdivided or combined.~~

~~(g) Power to Sell and Purchase Shares.  The Board of Directors shall have the power to cause the Corporation to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Board of Directors shall have the power to cause the Corporation to purchase any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.~~

~~(h) Increase or Decrease in Number of Shares.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the votes which may be collectively cast by holders of the Class A Common Stock.~~

~~(i) Amendments.  In addition to any other vote provided for by law, by these Articles or the By-Laws of the Corporation or by the Board of Directors, the affirmative vote of at least two-thirds of the votes cast by the holders of shares of Common Stock, voting as a separate group, at any meeting of shareholders shall be required to amend, alter or repeal any provision of Section 1 of this Article V that adversely affects the rights of the holders of the Common Stock. Where the Common Stock is entitled to vote upon a proposal, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on the record date for such meeting.~~

Section 2.  Terms of the Preferred Stock.  The following are the designations, powers, preferences and rights of the preferred stock and the qualifications, limitations and restrictions thereof:

(a) Except as otherwise provided by applicable law, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of a Preferred Stock, the holders of shares of Preferred Stock, as such holders, (i) shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purpose, and (ii) shall not be entitled to notice of any meeting of shareholders.

(b) Before any sum or sums shall be set aside or applied to the purchase of any outstanding shares of Stock, and before any dividend shall be declared or paid or any distribution ordered or made upon the Stock (other than a dividend payable in shares of Stock), the Corporation shall have complied with the dividend and sinking fund requirements (if any) set forth in any resolution or resolutions of the Board of Directors with respect to the issue of any series of Preferred Stock of which any shares shall at the time be outstanding.

(c) Subject to the provisions of the immediately preceding paragraph, and to such other limitations as may be specified in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Stock shall be entitled to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends payable with respect to the Stock as may be declared by the Board of Directors from time to time.

(d) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which any series of the Preferred Stock is entitled as set forth in the resolution or resolutions of the Board of Directors providing for the issue thereof, the holders of outstanding shares of Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share in all remaining assets of the Corporation available for distribution to its shareholders ratably according to the number of shares of Stock held by them. Neither the merger nor consolidation of the Corporation with or into any other corporation or corporations, nor the merger or consolidation of any other corporation or corporations into or with the Corporation, nor the sale, transfer, mortgage, pledge or lease by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

(e) The Preferred Stock may be issued from time to time in one or more series of any number of shares, except that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by number, letter or descriptive words.

(f) Authority is hereby expressly granted to and vested in the Board of Directors to issue the Preferred Stock at any time, or from time to time, as Preferred Stock of any one or more series, and, in connection with the establishment of each such series, to fix by resolution or resolutions providing for the issue of the shares thereof the voting powers, if any, and the designation, preferences and relative rights of each such series of Preferred Stock to the full extent now or hereafter permitted by these Amended and Restated Articles of Incorporation and the laws of the State of Georgia, including, without limiting the generality of the foregoing, all of the following matters which may vary between each series:

(1) The distinctive designation of such series and the number of shares which constitute such series, which number may be increased or decreased either before or subsequent to the issuance of any shares of such series (but not below the number of shares of such series then outstanding), from time to time by action of the Board of Directors;

(2) The dividend rate of such series, the dates of payment thereof, and any limitations, restrictions or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on the shares of each series;

(3) The price or prices at which, and the terms, times and conditions on which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holders of such shares;

(4) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment to the holders of shares of each series;

(5) Whether or not the shares of such series shall be entitled to the benefit of a purchase, retirement or sinking fund to be applied to the redemption or purchase of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

(6) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, or the shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(7) Whether or not the shares of such series shall have any voting rights, and, if voting rights are so granted, the extent of such voting rights and the terms and conditions under which such voting rights may be exercised.

(8) Whether or not the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section 2(f), and, if subject to additional restrictions, the extent of such additional restrictions; and

(9) Whether or not the shares of such series shall be entitled to the benefit of limitations restricting the purchase of, the payment of dividends on, or the making of other distributions in respect of stock of any class of the Corporation, and the terms of any such restrictions; provided, however, that such restrictions shall not include any prohibition on the payment of dividends or with respect to distributions in the event of voluntary or involuntary liquidation established for any outstanding series of Preferred Stock theretofore issued.

VI.

None of the holders of any capital stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.

VII.

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director; provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Code or any successor law or laws.

IN WITNESS WHEREOF, AARON’S, INC., has caused these Amended and Restated Articles of Incorporation to be executed and its corporate seal to be affixed hereto by its duly authorized officers this ~~7th~~

 day of ~~May~~

,
20
1~~996~~
0
.

AARON’S, INC.

By:
Name:
Title:

(CORPORATE SEAL)

FAIRNESS OPINION OF VRA PARTNERS

September 10, 2010

The Special Committee of the Board of Directors
The Board of Directors
Aaron’s, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377

Members of the Special Committee of the Board of Directors and the Board of Directors:

We understand that Aaron’s, Inc. (“Aaron’s” or the “Company”) proposes to effect a recapitalization (the “Recapitalization”) pursuant to which each outstanding share of the Company’s Common Stock (the “Common Stock”) will be exchanged for one share (the “Exchange Ratio”) of the Company’s Class A Common Stock (the “Class A Common Stock”). Subsequent to the Recapitalization, the resulting single class of stock will be renamed Aaron’s New Common Stock (the “New Common Stock”).

You have requested that we render our opinion to the Special Committee of the Board of Directors (the “Special Committee”) and to the Board of Directors (the “Board”) with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of shares of Common Stock and to the holders of shares of Class A Common Stock.

In arriving at our opinion we have:

(1) reviewed certain publicly available business and financial information relating to Aaron’s;

(2) reviewed the Company’s internal financial forecast for the fiscal year ending December 31, 2010;

(3) discussed with management and the Special Committee the rationale for the Recapitalization and for the original creation of a dual-class structure and certain information related thereto;

(4) reviewed the reported prices and trading activity for the Common Stock and the Class A Common Stock and a comparison of such reported prices and trading activity with each other, and with the reported prices and trading activity of other companies which we deemed relevant;

(5) reviewed the reported prices and trading activity for the common stock of certain other companies with two classes of publicly traded stock which are deemed relevant;

(6) reviewed the financial terms, to the extent publicly available, and the reported prices, trading activity and post-announcement stock price performance for the common stock in certain comparable transactions which we deemed relevant;

(7) reviewed the current ownership structure of Aaron’s;

(8) reviewed the Company’s Amended and Restated Articles of Incorporation and documents related thereto; and

(9) performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the financial forecasts of the Company provided to us, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Company, and accordingly we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential tax or environmental liabilities), contingent or otherwise, of the Company. We have also assumed that the Recapitalization will be treated as a tax-free exchange and recapitalization for federal income tax purposes. We note that we are not legal or tax experts and have relied upon, without assuming any liability therefore, the assessment of the Company’s legal and tax advisors with respect to the legal and tax matters related to the Recapitalization.

B-1

Our opinion only addresses the fairness, from a financial point of view, of the Exchange Ratio to the holders of the Company’s Common Stock and the holders of the Company’s Class A Common Stock. No opinion or view is expressed with respect to the relative fairness of the Exchange Ratio to the holders of Common Stock as compared to the holders of Class A Common Stock.

We express no view or opinion as to any terms or other aspects of the Recapitalization (other than the Exchange Ratio to the extent specified herein), including, without limitation, the form or structure of the Recapitalization. Our opinion does not address the merits of the Recapitalization as compared to other alternative transactions or strategies that may be available to the Company nor does it address the Company’s underlying decision to effect the Recapitalization. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company or the value or prices at which the Common Stock, Class A Common Stock or New Common Stock will trade at any time. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update or revise the opinion.

We have acted as financial advisor to the Special Committee in connection with the Recapitalization and will receive a fee for our services. In addition, the Company has agreed to reimburse us for our expenses and to indemnify us against certain liabilities arising out of our engagement.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio is fair to the holders of the Common Stock and the holders of the Class A Common Stock.

This opinion is furnished solely for the use and benefit of the Special Committee and the Board in connection with their consideration of the Recapitalization and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Recapitalization. This opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to us or any of our affiliates be made by any recipient of this opinion, without our prior written consent, except that (i) a copy of this opinion letter may be included in its entirety, if required, in any filing made by Aaron’s with the Securities and Exchange Commission in connection with the Recapitalization and (ii) Aaron’s may also include references to this opinion, to us and to our relationship with Aaron’s in any such filing (in each case in such form as shall be reasonably acceptable to us).

VRA PARTNERS, LLC

B-2

PROPOSED BYLAWS AMENDMENTS

We proposed to make the following amendments to the specified sections of our Amended and Restated Bylaws in connection with Items 2, 3 and 4 described in the Proxy Statement:

Board Classification Proposal

The following change is proposed to Section 2 of Article III of our Amended and Restated Bylaws, in connection with the Board Classification proposal:

Section 2.  Number, Election and Term. The number of directors which shall constitute the whole board shall be eleven; provided, however, the number of directors may be increased or decreased from time to time by the board of directors by amendment of this by-law, but no decrease shall have the effect of shortening the term of an incumbent director.
The board shall be divided into three classes, as nearly equal in number of directors as possible, with the term of office of one class expiring each year. Directors shall be elected for terms of three years, and until their successors have been duly elected and qualified or until there is a decrease in the number of directors. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or disabled, or shall otherwise be removed. Immediately following the special shareholders meeting at which this bylaw is adopted, the then-current members of the board shall be divided as follows: four directors shall be placed in Class I, with an initial term of office expiring at the 2011 annual meeting of shareholders; three directors shall be placed in Class II, with an initial term of office expiring at the 2012 annual meeting of shareholders; and three directors shall be placed in Class III, with an initial term of office expiring at the 2013 annual meeting of shareholders. At each annual meeting, directors of the class whose terms are expiring will be elected for terms of three years, or until their successors have been duly elected and qualified or until there is a decrease in the number of directors.
The directors shall be elected by plurality vote at the annual meeting of shareholders~~, except as hereinafter provided, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death~~. Directors shall be natural person
s
 who have attained the age of 18 years, but need not be residents of the State of Georgia or shareholders of the corporation.

In addition to the preceding, Section 10 of Article III of our Amended and Restated Bylaws will be revised to remove the ability of shareholders to remove directors without cause. The changes to that section are reflected below under “Vacancy Proposal”.

Vacancy Proposal

The following change is proposed to Sections 4 and 10 of Article III of our Amended and Restated Bylaws, in connection with the Vacancy proposal:

Section 4.  Vacancies. ~~Vacancies~~
All vacancies
, including vacancies resulting from any increase in the number of directors, ~~but not including vacancies resulting from removal from office by the shareholders, may~~
shall
 be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual ~~election~~
meeting
and until his or her successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

Section 10.  Removal of Directors. At any shareholders meeting with respect to which notice of such purpose has been given, any director may be removed from office, with ~~or without~~ cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and ~~his or her successor may be elected at the sameor any subsequent meeting of shareholders; provided that to the extent~~ any vacancy created by such removal ~~is not filled by such an election within 60 days after such removal, the remaining directors shall, by majority vote, be entitled to fill any such vacancy~~
shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual meeting and until his or her successor is duly elected and qualified unless sooner displaced
.

C-1

Voting Proposal

The following change is proposed to Section 6 of Article II of our Amended and Restated Bylaws, in connection with the Voting proposal:

Section 6.  Voting. When a quorum is present at any meeting, ~~the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question~~
action on a matter
brought before such meeting
is approved if the votes cast favoring the action exceed the votes cast opposing the action
, unless the ~~question~~
matter
 is one upon which by express provision of law
, these bylaws
 or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power registered in his or her name on the books of the corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.

C-2

Aaron’s, Inc.

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 7, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/AANA • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. For Against Abstain 1. FOR approval of an amendment to the Company’s Articles of Incorporation to convert all shares of Common Stock into Class A Common Stock, remove the current class of Common Stock, rename the current class of Class A Common Stock as Common Stock, eliminate certain obsolete provisions of the existing Articles of Incorporation relating to the dual-class common stock structure and amend the number of authorized shares to be 225,000,000 total shares. 2. FOR approval of an amendment to the Company’s bylaws to establish a classified Board of Directors with three classes of directors each to serve a three-year term. 3. FOR approval of an amendment to the Company’s bylaws to provide that vacancies on our Board of Directors shall only be filled by our Board of Directors. 4. FOR approval of an amendment to the Company’s bylaws to reduce the default approval threshold required for matters submitted to shareholders for a vote. 5. FOR the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. The full name of a corporation should be signed by a duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. CLASS A COMMON STOCK — Aaron’s, Inc. This Proxy is Solicited by the Board of Directors for the Special Meeting of Shareholders to be Held on December 7, 2010. The undersigned shareholder of Aaron’s, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and James L. Cates, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of Class A Common Stock of Aaron’s, Inc., at the Special Meeting of Shareholders to be held in Atlanta, Georgia on Tuesday, the 7th day of December 2010, at 2:00 p.m., Eastern Time, and at any and all adjournments thereof as specified on the reverse. THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS AS OUTLINED ON THE REVERSE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED. It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated November 3, 2010 and the Proxy Statement furnished therewith. This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to: Proxy Services, C/O Computershare Investor Services, P.O. Box 43101, Providence, RI 02940-0567. (Continued and to be dated and signed on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 018XAG 1 U PX + Special Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. The full name of a corporation should be signed by a duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. FOR approval of an amendment to the Company’s Articles of Incorporation to convert all shares of Common Stock into Class A Common Stock, remove the current class of Common Stock, rename the current class of Class A Common Stock as Common Stock, eliminate certain obsolete provisions of the existing Articles of Incorporation relating to the dual-class common stock structure and amend the number of authorized shares to be 225,000,000 total shares. 2. FOR the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue thereof. Change of Address — Please print new address below. IMPORTANT SPECIAL MEETING INFORMATION MMMMMMMMMMMM 1234 5678 9012 345 MMMMMMM 1 0 2 8 3 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK C123456789

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 7, 2010. Vote by Internet Log on to the Internet and go to www.investorvote.com/AAN Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. 018XAG RNTproxy11-03-10.pdf . This Proxy is Solicited by the Board of Directors for the Special Meeting of Shareholders to be Held on December 7, 2010. The undersigned shareholder of Aaron’s, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and James L. Cates, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of Common Stock of Aaron’s, Inc., at the Special Meeting of Shareholders to be held in Atlanta, Georgia on Tuesday, the 7th day of December 2010, at 2:00 p.m., Eastern Time, and at any and all adjournments thereof as specified on the reverse. THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION AS OUTLINED ON THE REVERSE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED. It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated November 3, 2010 and the Proxy Statement furnished therewith. This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to: Proxy Services, C/O Computershare Investor Services, P.O. Box 43101, Providence, RI 02940-0567. (Continued and to be dated and signed on reverse side) COMMON STOCK PROXY — Aaron’s, Inc. _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders of Aaron’s, Inc.
We have audited the accompanying consolidated balance sheets of Aaron’s, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of earnings, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aaron’s, Inc. and subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Aaron’s, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2010 expressed an unqualified opinion thereon.
/s/ Ernst & Young LLP
Atlanta, Georgia
February 26, 2010